Exhibit 10.1

PURCHASE AND SALE AGREEMENT

AMONG

COWTOWN PIPELINE L.P.

AS SELLER

AND

QUICKSILVER GAS SERVICES LP

AND

COWTOWN PIPELINE PARTNERS L.P.

AS PURCHASERS

Executed on December 10, 2009

EXHIBITS

Exhibit A	System
Exhibit B	Conveyance
Exhibit C	Lease Agreement
Exhibit D	Parent Guaranty

SCHEDULES

Schedule 1.2(b)	Contracts
Schedule 1.2(c)	Surface Contracts
Schedule 1.2(e)	Pipelines
Schedule 1.3(e)	Excluded Items
Schedule 1.3(j)	Excluded Rights-of-Way
Schedule 5.5	Seller’s Conflicts
Schedule 5.7	Litigation
Schedule 5.8	Taxes and Assessments
Schedule 5.9	Compliance with Laws
Schedule 5.10(a)	Material Contracts
Schedule 5.10(b)	Contract Matters
Schedule 5.11	Governmental Authorization Matters
Schedule 5.12	Preference Rights and Transfer Requirements
Schedule 5.13	Outstanding Capital Commitments
Schedule 5.19	Insurance
Schedule 5.20	Environmental Matters
Schedule 5.21(b)	Title Matters
Schedule 6.4(b)	Purchasers’ Conflicts
Schedule 7.6	Operation of Business
Schedule 9.3(a)	Seller’s Account Information

DEFINITIONS

“actual knowledge” has the meaning set forth in Section 5.1(a).

“Adjusted Purchase Price” shall mean the Purchase Price after calculating and applying the adjustments set forth in Section 2.2.

“Adjustment Period” has the meaning set forth in Section 2.2(a).

“Adverse Environmental Condition” means any contamination or condition exceeding regulatory limits and not otherwise authorized by permit or Law, resulting from any discharge, release, production, storage, treatment, seepage, escape, leakage, emission, emptying, leaching or any other activities on, in or from any Asset, or the migration or transportation from other lands to any Asset, of any Hazardous Materials that require Remediation pursuant to any Laws, including, but not limited to, Environmental Laws, or that require Remediation under the terms of any of the Surface Contracts.

“AFE” means authority for expenditure.

“Affiliates” with respect to any Person, means any person that directly or indirectly controls, is controlled by or is under common control with such Person; provided,  that for purposes of this Agreement, (i) Quicksilver and its subsidiaries, including Seller (other than Purchasers and their respective subsidiaries) shall not be deemed to be Affiliates of Purchasers and their respective subsidiaries and (ii) Purchasers and their respective subsidiaries shall not be deemed to be Affiliates of Quicksilver and its subsidiaries, including Seller (other than Purchasers and their respective subsidiaries).

“Agreed Interest Rate” means simple interest calculated at the rate of four percent (4%) per annum.

“Agreement” means this Purchase and Sale Agreement.

“Assets” has the meaning set forth in Section 1.2.

“Assumed Seller Obligations” has the meaning set forth in Section 11.3.

“Business Day” means each calendar day except Saturdays, Sundays, and Federal holidays.

“Claim” or “Claims” has the meaning set forth in Section 11.4(a).

“Claim Notice” has the meaning set forth in Section 11.5(b).

“Closing” has the meaning set forth in Section 9.1(a).

“Closing Date” has the meaning set forth in Section 9.1(b).

“Closing Payment” has the meaning set forth in Section 9.4(a).

“Code” has the meaning set forth in Section 7.8(b).

“Conflicts Committee” means the conflicts committee of the board of directors of Quicksilver Gas Services GP LLC, the general partner of KGS.

“Contracts” has the meaning set forth in Section 1.2(b).

“Conveyance” has the meaning set forth in Section 3.1(b).

“CoServ” means Denton County Electric Cooperative, Inc.

“CoServ Reimbursement” means any reimbursement paid by CoServ pursuant to the contract described in item 1 of Schedule 1.2(b) on account of construction aid paid to CoServ pursuant thereto.

“Cowtown” has the meaning set forth in the preamble to this Agreement.

“Defensible Title” means that title of Seller with respect to the Real Property Interests, except for and subject to Permitted Encumbrances, is free and clear of liens, encumbrances, obligations, security interests, irregularities, pledges, or other defects.

“DTPA” has the meaning set forth in Section 11.9.

“Effective Time” has the meaning set forth in Section 1.4(a).

“Eni” means Eni Petroleum US LLC.

“Eni GGA” means that certain Gas Gathering Agreement dated effective April 1, 2009, by and between Seller, as “Gatherer,” and Eni, as “Producer.”

“Environmental Laws” means, as the same may have been amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Atomic Energy Act, 42 U.S.C. § 2011 et seq.; and all applicable related law, whether local, state, territorial, or national, of any Governmental Body having jurisdiction over the property in question addressing pollution or protection of human health, safety, natural resources or the environment and all regulations implementing the foregoing.

“Environmental Liabilities” shall mean any and all environmental response costs (including costs of remediation), damages, natural resource damages, settlements, consulting fees, expenses, penalties, fines, orphan share, prejudgment and post-judgment interest, court costs, attorneys’ fees and other liabilities incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Body or court of competent jurisdiction to the extent arising out of any violation of, or remedial obligation under, any Environmental Laws which are attributable to the ownership or operation of the Assets prior to the Effective Time or (ii) pursuant to any claim or cause of action by a Governmental Body or other Person for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of any violation of, or any remediation obligation under, any Environmental Laws which is attributable to the ownership or operation of the Assets prior to the Effective Time.

“Equipment” has the meaning set forth in Section 1.2(d).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Assets” has the meaning set forth in Section 1.3.

"Excluded Rights-of-Way" has the meaning set forth in Section 1.3(j)

“Facility” means that certain treating facility located on that certain 69.03 acre tract of land more specifically described in the instrument set forth in item A1 of Schedule 1.2(c), together with all compressors, dehydration and amine units, tanks, machinery and equipment appurtenant and relating exclusively to such treating facility.

“GAAP” means United States generally accepted accounting principals consistently applied.

“Governmental Authorizations” has the meaning set forth in Section 5.11.

“Governmental Body” or “Governmental Bodies” means any federal, state, local, municipal or other governments; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

“Hazardous Materials” means wastes, pollutants, contaminants, hazardous materials, hazardous wastes and any other materials or substances subject to regulation relating to the protection of the environment, human health or worker safety.

“HSR Act” means the Hart-Scott Rodino Antitrust Improvements Act of 1976.

“Hydrocarbons” means oil, gas, condensate and other gaseous and liquid hydrocarbons or any combination thereof and sulphur extracted from hydrocarbons.

“Indemnified Party” has the meaning set forth in Section 11.5(a).

“Indemnifying Party” has the meaning set forth in Section 11.5(a).

“Indemnity Claim” has the meaning set forth in Section 11.5(b).

“KGS” has the meaning set forth in the preamble to this Agreement.

“Laws” means all statutes, laws, rules, regulations, ordinances, orders, judgments, decrees and codes of Governmental Bodies.

"Lease Agreement" means a lease agreement covering the Excluded Rights-of-Way and any Retained Assets substantially in the form of the Lease Agreement attached hereto as Exhibit C.

“Material Adverse Effect” means any effect that, when taken together with all other effects, is reasonably expected to have a material and adverse effect on the value of the Assets, taken as a whole, and as currently operated, in excess of $6,000,000; provided, however, that “Material Adverse Effect” shall not include (i) any effect resulting from entering into this Agreement or the announcement of the transactions contemplated by this Agreement, unless and to the extent that entering into this Agreement results in the breach of a Material Contract; (ii) any effect resulting from changes in general market, economic, financial or political conditions or any outbreak of hostilities or war, (iii) any effect that affects the Hydrocarbon exploration, production, development, processing, gathering and/or transportation industry generally (including changes in commodity prices or general market prices in the Hydrocarbon exploration, production, development, processing, gathering and/or transportation industry generally), and (iv) any effect resulting from a change in Laws.

"Material Contracts" has the meaning set forth in Section 5.10(a).

“MMBtu” has the meaning set forth in the Eni GGA.

“NORM” means naturally occurring radioactive material.

“Option Agreement” means the Option, Right of First Refusal, and Waiver in Amendment to the Omnibus Agreement and Gas Gathering and Processing Agreement, dated as of June 9, 2009. among Quicksilver, KGS, Cowtown Gas Processing Partners L.P., Quicksilver Gas Services GP LLC, and Cowtown.

“Parent Guaranty” has the meaning set forth in the recitals of this Agreement.

“Permitted Encumbrances” means any or all of the following:

(a)           Third party consent requirements and similar restrictions;

(b)           Liens for current Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions;

(c)           Materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by Law), or if delinquent, being contested in good faith by appropriate actions;

(d)           All rights to consent by, required notices to, filings with, or other actions by Governmental Bodies in connection with the sale or conveyance of the Assets or interests therein if they are not required or customarily obtained prior to the sale or conveyance;

(e)           Rights of reassignment arising upon final intention to abandon or release the Assets, or any of them;

(f)           Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations except to the extent the same would materially interfere or would be reasonably likely to materially interfere with the operation of the Assets;

(g)           All rights reserved to or vested in any Governmental Body to control or regulate any of the Assets in any manner and all obligations and duties under all applicable laws, rules and orders of any such Governmental Body or under any franchise, grant, license or permit issued by any such Governmental Body;

(h)           Any encumbrance on or affecting the Assets which is discharged by Seller at or prior to Closing;

(i)           Any other liens, charges, encumbrances, defects or irregularities which do not, individually or in the aggregate, materially interfere with the use or ownership of the Assets subject thereto or affected thereby (as currently used or owned), and which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil or gas gathering pipelines;

(j)           Defects arising out of lack of corporate or other entity authorization unless such defect results in another party’s actual and superior claim of title to the relevant Real Property Interest;

(k)           Defects based solely on (i) the fact that title is not substantiated by information in Seller’s files, or (ii) references to a document(s) if such referenced document(s) do not constitute a defect;

(l)           Defects that have been cured by applicable Laws of limitations or prescription; and

(m)           Defects specifically disclosed in Schedule 5.21(b).

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Body or any other entity.

“Pipelines” has the meaning set forth in Section 1.2(e).

“Preference Right” means any right or agreement that enables any Person to purchase or acquire any Asset or any interest therein or portion thereof as a result of or in connection with (i) the sale, assignment or other transfer of any Asset or any interest therein or portion thereof or (ii) the execution or delivery of this Agreement or the consummation or performance of the terms and conditions contemplated by this Agreement.

“Property Costs” has the meaning set forth in Section 1.4(b).

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchasers” has the meaning set forth in the preamble to this Agreement.

“Purchaser Indemnitees” shall mean Purchasers, Purchasers’ Affiliates and Purchasers’ contractors and each of their respective officers, directors, employees, agents, representatives, insurers, subcontractors, successors and permitted assigns.

"QRI GGA" shall mean that certain Gas Gathering Agreement dated effective as of December 1, 2009, by and between Seller, as "Gatherer", and Quicksilver, as "Producer".

“Quicksilver” means Quicksilver Resources Inc., a Delaware corporation and the indirect parent of Seller.

“Records” has the meaning set forth in Section 1.2(g).

“REGARDLESS OF FAULT” has the meaning set forth in Section 11.4(a).

“Real Property Interest” shall mean the easements, rights-of-way, surface leases and fee interests in real property identified on Schedule 1.2(c).

“Remediation” or “Remedial Action” means the removal, abatement, response, investigative, cleanup and/or monitoring activities undertaken to address any Adverse Environmental Conditions, or a release of Hazardous Materials, any investigation, study, assessment, testing, monitoring, containment, removal, disposal, closure, corrective action, passive remediation, natural attenuation or bioremediation, and the installation and operation of remediation systems.

“Retained Asset” has the meaning set forth in Section 7.7(c).

“Retained Employee Liabilities” shall mean, collectively, any liabilities of Seller (i) to employees of Seller arising under the Worker Adjustment Retraining Notification Act of 1988 as a result of actions taken by Seller prior to the Closing, (ii) arising out of claims by employees of Seller with respect to events that occur prior to the Closing and that relate to their employment with, or the termination of their employment from, Seller, (iii) with respect to employees of Seller arising under any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is sponsored by, contributed to, or maintained by, Seller, or (iv) arising under ERISA for which Purchasers may have any liability under ERISA solely as a result of the consummation of the transaction contemplated by this Agreement.

“Retained Material Contract” has the meaning set forth in Section 7.7(b).

“Retained Seller Obligations” has the meaning set forth in Section 11.3.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Indemnitees” shall mean Seller, Seller’s Affiliates and Seller’s contractors, and each of their respective officers, directors, employees, agents, representatives, insurers, subcontractors, successors and permitted assigns.

“Surface Contracts” has the meaning set forth in Section 1.2(c).

“System” means the portion of the natural gas gathering system that is depicted in green on the map attached as Exhibit A together with all appurtenances thereto.  Notwithstanding anything herein contained to the contrary, the System shall not include any pipelines, equipment or other properties that are located upstream of the inlet flange of the meters where Hydrocarbons are delivered into the pipelines consisting of such natural gas gathering system.

“Taxes” means all federal, state, local and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer or withholding taxes or other governmental fees or charges imposed by any taxing authority, including any interest, penalties or additional amounts which may be imposed with respect thereto.

“Tax Returns” has the meaning set forth in Section 5.8.

“Termination Date” has the meaning set forth in Section 10.1(b).

“Transfer Requirement” means any consent, approval, authorization or permit of, or filing with or notification to, any Person which is required to be obtained, made or complied with for or in connection with any sale, assignment or transfer of any Asset or any interest therein, other than any consent of, notice to, filing with or other action by Governmental Bodies in connection with the sale or conveyance of Surface Contracts or interests therein if such consent, notice, filing or action is not required prior to the assignment of such Surface Contracts or interests or is customarily obtained subsequent to the sale or conveyance (including consents from state agencies).

PURCHASE AND SALE AGREEMENT

This Agreement is executed on December 10, 2009, by and among COWTOWN PIPELINE L.P., a Texas limited partnership (“Seller”), and QUICKSILVER GAS SERVICES LP, a Delaware limited partnership (“KGS”), and COWTOWN PIPELINE PARTNERS L.P., a Texas limited partnership (“Cowtown”; KGS and Cowtown are hereinafter referred to together as “Purchasers”).

RECITALS

A.           Seller owns various natural gas gathering pipeline and related properties located in the Alliance Airport area of Tarrant and Denton Counties in the State of Texas, as more fully described in the exhibits hereto.

B.           Seller desires to sell to Purchasers and Purchasers desire to purchase from Seller the properties and rights of Seller hereafter described, in the manner and upon the terms and conditions hereafter set forth.

C.           Quicksilver has entered into a Guaranty Agreement (“Parent Guaranty”) in the form attached as Exhibit D in favor of Purchasers, pursuant to which, among other things, Quicksilver has guaranteed the payment and performance by Seller of all of its liabilities and obligations under this Agreement.

D.           Capitalized terms used herein shall have the meanings ascribed to them in this Agreement as such terms are identified and/or defined in the preceding Definitions section hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE 1
PURCHASE AND SALE

Section 1.1	Purchase and Sale.

At the Closing, and upon the terms and subject to the conditions of this Agreement, Seller agrees to sell, transfer and convey the Assets to Purchasers and Purchasers agree to purchase, accept and pay for the Assets and to assume the Assumed Seller Obligations attributable to the Assets.

Section 1.2	Assets.

As used herein, the term “Assets” means, subject to the terms and conditions of this Agreement, all of Seller’s right, title, interest and estate, real or personal, in and to the following (but excluding the Excluded Assets):

(a)           The System;

(b)           All contracts, agreements and instruments by which the other Assets are bound, or that relate to or are otherwise applicable to the other Assets, including those identified on Schedule 1.2(b) (hereinafter collectively referred to as “Contracts”), but excluding any such contracts, agreements and instruments to the extent transfer is restricted by third party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 7.7 and provided that “Contracts” shall not include the instruments constituting the Surface Contracts;

(c)           All easements, permits, licenses, servitudes, rights-of-way, surface leases, fee interests in real property and other surface rights appurtenant to, and used or held for use primarily in connection with the System (including those identified on Schedule 1.2(c)) (“Surface Contracts”), but excluding any such easements, permits, licenses, servitudes, rights-of-way, surface leases, fee interests in real property and other such rights to the extent transfer is restricted by third party agreement or applicable Law and necessary consents to transfer are not obtained pursuant to Section 7.7 and which will be added to the properties that are subject to and bound by the Lease Agreement;

(d)           All equipment, machinery, fixtures and other tangible personal property and improvements located on or constituting a part of the System and used or held for use primarily in connection with the operation of the System ("Equipment"), and that certain 2001 Ford F250, vehicle identification number 1FTNX20L31EA87453;

(e)           All flow lines, pipelines, gathering systems, meters and appurtenances thereto constituting a part of the System or used, or held for use, primarily in connection with the operation of the System, including those identified on Schedule 1.2(e) (“Pipelines”);

(f)           The Facility; and

(g)           All land files; gas contract files; gas gathering and processing files; abstracts; title opinions; land surveys; maps; engineering data and reports; reserve or volume data provided by any third party in connection with the negotiation of any gas gathering agreement that constitutes a Material Contract; other books, records, data, files and accounting records, in each case to the extent related primarily to the Assets, or used or held for use primarily in connection with the maintenance or operation thereof; and all computer or communications software used in connection with monitoring and running the Facility, but excluding (i) any books, records, data, files, maps and accounting records to the extent disclosure or transfer is restricted by third party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 7.7, (ii) computer or communications software that is not used in connection with monitoring and running the Facility or intellectual property (including tapes, codes, data and program documentation and all manifestations and technical information relating thereto), (iii) attorney-client privileged communications and work product of Seller’s legal counsel (other than title opinions), (iv) except to the extent constituting reserve or volume data described above in this Section 1.2(g), reserve studies and evaluations, and (v) records relating to the negotiation and consummation of the sale of the Assets (subject to such exclusions, the “Records”).

Section 1.3	Excluded Assets.

Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated hereby (collectively, the “Excluded Assets”):

(a)           all corporate, financial, income and franchise tax and legal records of Seller that relate to Seller’s business generally (whether or not relating to the Assets), and all books, records and files that relate to the Excluded Assets and those records retained by Seller pursuant to Section 1.2(g) and copies of any other Records retained by Seller pursuant to Section 1.5;

(b)           except to the extent expressly constituting a portion of the Records, all geological and geophysical data (including all seismic data, including reprocessed data) and all logs, interpretive data, technical evaluations, technical outputs, reserve estimates and economic estimates;

(c)           other than any CoServ Reimbursement, all rights to any refund of Taxes or other costs or expenses borne by Seller or Seller’s predecessors in interest and title attributable to periods prior to the Effective Time;

(d)           Seller’s area-wide bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Seller’s business generally;

(e)           those items listed in Schedule 1.3(e);

(f)           all trade credits, account receivables, note receivables, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time;

(g)           except to the extent expressly described in Section 1.2(d), all right, title and interest of Seller in and to vehicles used primarily in connection with the Assets;

(h)           all rights, titles, claims and interests of Seller or any Affiliate of Seller (i) to or under any policy or agreement of insurance or any insurance proceeds to the extent attributable to the period prior to the Effective Time, and (ii) to or under any bond or bond proceeds;

(i)           any patent, patent application, logo, service mark, copyright, trade name or trademark of or associated with Seller or any Affiliate of Seller or any business of Seller or of any Affiliate of Seller;

(j)           all easements and rights-of-way listed in Schedule 1.3(j), together with all flow lines, pipelines, equipment, machinery, fixtures and other tangible personal property and improvements located thereon or related thereto (collectively, the "Excluded Rights-of-Way"); and

(k)           any pipelines, equipment or other properties that are located upstream of the inlet flange of the meters where Hydrocarbons are delivered into the Pipelines.

Section 1.4	Effective Time; Proration of Costs and Revenues.

(a)           Subject to Section 1.5, possession of the Assets shall be transferred from Seller to Purchasers at the Closing, but certain financial benefits and burdens of the Assets shall be transferred effective as of 7:00 A.M., Central Standard Time, on December 1, 2009 (the “Effective Time”), as described below.

(b)           Purchasers shall be entitled to all income, proceeds, receipts and credits earned with respect to the Assets at or after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs attributable to periods from and after the Effective Time. Seller shall be entitled to all income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs attributable to periods prior to the Effective Time. “Earned” and “attributable to,” as used in this Agreement, shall be interpreted in accordance with GAAP. “Property Costs” means all costs attributable to the ownership and operation of the Assets (including, without limitation, costs of insurance and ad valorem, property, and similar Taxes based upon or measured by the ownership or operation of the Assets, but excluding any other Taxes) and obligations to make payments that arise under a contract or agreement related to the Assets and capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business, but excluding, without limitation, liabilities, losses, costs and expenses attributable to (i) Claims for personal injury or death, property damage or violation of any Law, (ii) obligations to dismantle, abandon and salvage facilities, and (iii) obligations to remediate any contamination of groundwater, surface water, soil, Equipment or Pipelines under applicable Environmental Laws, all of which are addressed in Article 11. For purposes of this Section 1.4, determination of whether Property Costs are attributable to the period before or after the Effective Time shall be based on when services are rendered, when the goods are delivered or when the work is performed.  For clarification, the date an item or work is ordered is not the date of a pre-Effective Time transaction for settlement purposes, but rather the date on which the item ordered is delivered to the job site, or the date on which the work ordered is performed, shall be the relevant date.  Seller shall provide to Purchasers, no later than three (3) Business Days prior to Closing, all data necessary to support any estimated allocation for purposes of establishing the adjustment to the Purchase Price pursuant to Section 2.2 hereof that will be used to determine the Closing Payment.  Taxes, right-of-way fees, insurance premiums and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling before and the number of days in the applicable period falling at or after the Effective Time. In each case, Purchasers shall be responsible for the portion allocated to the period at and after the Effective Time and Seller shall be responsible for the portion allocated to the period before the Effective Time.

Section 1.5	Delivery and Maintenance of Records.

(a)           Seller, at Seller’s sole cost and expense, shall deliver the Records to Purchasers within thirty (30) days following Closing.  Seller may retain copies of any Records.

(b)           Purchasers, for a period of seven (7) years following Closing, will (i) retain the Records, (ii) provide Seller, its Affiliates and their respective officers, employees and representatives with reasonable access to the Records during normal business hours for review and copying for legitimate business reasons at Seller’s expense, and (iii) provide Seller, its Affiliates and their respective officers, employees and representatives with reasonable access, during normal business hours, to materials received or produced after Closing relating to any Indemnity Claim made under Section 11.4 of this Agreement for review and copying at Seller’s expense.

ARTICLE 2
PURCHASE PRICE

Section 2.1	Purchase Price.

The purchase price for the Assets (the “Purchase Price”) shall be $87,100,000 adjusted as provided in Section 2.2.

Section 2.2	Adjustments to Purchase Price.

The Purchase Price for the Assets shall be adjusted as follows with all such amounts being determined in accordance with GAAP:

(a)           Reduced by the aggregate amount of all proceeds earned with respect to the Assets between the Effective Time and the Closing Date (with the period between the Effective Time and the Closing Date referred to as the “Adjustment Period”);

(b)           Increased by the amount of all Property Costs and other costs attributable to the ownership and operation of the Assets that are attributable to the period from and after the Effective Time, except any Property Costs and other such costs already deducted in the determination of proceeds in Section 2.2(a); and

(c)           Increased or reduced as agreed upon in writing by Seller and Purchasers.

Each adjustment made pursuant to Section 2.2(a) shall serve to satisfy, up to the amount of the adjustment, the entitlement of Purchasers under Section 1.4 to the value of income, proceeds, receipts and credits earned with respect to the Assets during the Adjustment Period, and, as such, Purchasers shall not have any separate rights to receive any income, proceeds, receipts and/or credits with respect to which an adjustment has been made. Similarly, the adjustment described in Section 2.2(b) shall serve to satisfy, up to the amount of the adjustment, the obligation of Purchasers under Section 1.4 to pay Property Costs and other costs attributable to the ownership and operation of the Assets that are incurred during the Adjustment Period, and, as such, Purchasers shall not be separately obligated to pay for any Property Costs or other such costs with respect to which an adjustment has been made.

ARTICLE 3
TITLE MATTERS

Section 3.1	Seller’s Title.

(a)           Except for the representation and warranty set forth in Section 5.21, Seller makes no representation or warranty, express, implied, statutory or otherwise, with respect to Seller’s title to any of the Assets.

(b)           The conveyance to be delivered by Seller to Cowtown shall be in the form of Exhibit B hereto (the “Conveyance”).

(c)           Notwithstanding anything herein provided to the contrary, if a title defect results from any matter which could also result in the breach of any representation or warranty of Seller set forth in Article 5 (other than Section 5.21), then Purchasers shall only be entitled to assert such matter as a breach of the representation and warranty set forth in Section 5.21 if such title defect results in a breach of Section 5.21, and shall be precluded from also asserting such matter as the basis of the breach of any other representation of warranty set forth in Article 5.

Section 3.2	Casualty or Condemnation Loss.

(a)           Subject to Section 3.2(b) and Section 3.2(c), Purchasers shall assume all risk of loss with respect to, and any change in the condition of, the Assets from the Effective Time until Closing and the depreciation of personal property due to ordinary wear and tear.

(b)           Subject to the provisions of Sections 8.1(e) and 8.2(e) hereof, if, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is destroyed or damaged by fire or other casualty or is taken in condemnation or under right of eminent domain, and the loss as a result of such individual casualty or taking exceeds one percent (1%) of the Purchase Price, Purchasers shall nevertheless be required to close and Seller shall elect by written notice to Purchasers prior to Closing either (i) to cause the Assets affected by any casualty or taking to be repaired or restored to at least their condition prior to such casualty, at Seller’s sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date), or (ii) to indemnify Purchasers through a document reasonably acceptable to Seller and Purchasers against any costs or expenses that Purchasers reasonably incur to repair the Assets subject to any casualty or taking.  In each case, notwithstanding anything herein provided to the contrary, Seller shall retain all rights to insurance and other claims against third parties with respect to the casualty or taking except to the extent the parties otherwise agree in writing.

(c)           If, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is destroyed or damaged by fire or other casualty or is taken in condemnation or under right of eminent domain, and the loss as a result of such individual casualty or taking is one percent (1%) or less of the Purchase Price, Purchasers shall nevertheless be required to close and Seller shall, at Closing, pay to Purchasers all sums paid to Seller by third parties by reason of such casualty or taking and shall assign, transfer and set over to Purchasers or subrogate Purchasers to all of Seller’s right, title and interest (if any) in insurance claims, unpaid awards and other rights against third parties (other than Affiliates of Seller and their directors, officers, employees and agents) arising out of the casualty or taking.

ARTICLE 4
NORM, WASTES AND OTHER SUBSTANCES

Purchasers acknowledge that the Assets have been used for the gathering and transportation of Hydrocarbons and that there may be petroleum, produced water, wastes or other substances or materials located in, on or under the System or associated with the Assets.  Equipment and sites included in the Assets may contain asbestos, hazardous substances or NORM.  NORM may affix or attach itself to the inside of pipes, materials, and equipment as scale or in other forms.  The pipes, materials and equipment (including, without limitation, Equipment) included in the Assets may contain NORM and other wastes or hazardous substances.  NORM-containing material and/or other wastes or hazardous substances may have come in contact with various environmental media, including, without limitation, water, soils or sediment.  Special procedures may be required for the assessment, remediation, removal, transportation or disposal of environmental media, wastes, asbestos, hazardous substances and NORM from the Assets.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLER

Section 5.1	Generally.

(a)           Any representation or warranty qualified “to the knowledge of Seller” or “to Seller’s knowledge” or with any similar knowledge qualification is limited to matters within the actual knowledge of any officer of Quicksilver or Seller, and any employee at a director or higher level of Quicksilver or Seller.  “Actual knowledge” for purposes of this Agreement means information actually personally known by such persons.

(b)           Inclusion of a matter on a Schedule to a representation or warranty that addresses matters having a Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Material Adverse Effect. Likewise, the inclusion of a matter on a Schedule in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule. Matters may be disclosed on a Schedule to this Agreement for purposes of information only.

(c)           Subject to the foregoing provisions of this Section 5.1, the disclaimers and waivers contained in Sections 11.8 and 11.9 and the other terms and conditions of this Agreement, Seller represents and warrants to Purchasers the matters set out in Sections 5.2 through 5.23.

Section 5.2	Existence and Qualification.

Seller is duly formed, validly existing and in good standing under the laws of the State of Texas.

Section 5.3	Power.

Seller has the limited partnership power to execute and deliver, and to incur and perform all of its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement.

Section 5.4	Authorization and Enforceability.

The execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary limited partnership action on the part of Seller. This Agreement has been, and all documents required hereunder to be executed and delivered by Seller at Closing will be, duly executed and delivered by Seller, and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.5	No Conflicts.

Subject to compliance with the Transfer Requirements set forth in Schedule 5.12 and as set forth on Schedule 5.5, the execution, delivery and performance of this Agreement and the Lease Agreement by Seller, and the transactions contemplated herein and therein will not (a) violate any provision of the certificate of formation, limited partnership agreement or other constituent documents of Seller, (b) result in default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Seller is a party or that affect the Assets, (c) violate any judgment, order, ruling, or decree applicable to Seller as a party in interest, (d) violate any Laws applicable to Seller or any of the Assets, except for (i) rights to consent by, required notices to, filings with, approval or authorizations of, or other actions by any Governmental Body where the same are not required prior to the assignment of the related Asset or are customarily obtained subsequent to the sale or conveyance thereof and (ii) any matters described in clauses (b), (c) or (d) above which would not have a Material Adverse Effect.

Section 5.6	Liability for Brokers’ Fees.

Neither of Purchasers or any of their respective Affiliates shall directly or indirectly have any responsibility, liability or expense as a result of undertakings or agreements of Seller or any of its Affiliates for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 5.7	Litigation.

Except as set forth in Schedule 5.7, (a) no proceeding, action, suit for which Seller has received service of process, or other legal proceeding of any kind or nature before any Governmental Body or arbitrator is pending or, to Seller’s knowledge, threatened, that (i) affects the Assets or (ii) would be reasonably likely to impair Seller’s ability to perform its obligations under this Agreement; and (b) to Seller’s knowledge, no investigations are currently pending by any Governmental Body, and no suits have been filed, that directly relate to or affect the Assets.  Except as set forth in Schedule 5.7, no notice in writing from any Governmental Body or other Person that would have a Material Adverse Effect has been received by Seller claiming any violation of, noncompliance with or any liability under any Law with respect to the Assets (including any Environmental Law).

Section 5.8	Taxes and Assessments.

With respect to all Taxes related to the Assets, (a) all reports, returns, statements (including estimated reports, returns or statements) and other similar filings (the “Tax Returns”) required to be filed with respect to the Assets have been timely filed with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed, (b) such Tax Returns are true and correct in all material respects, and (c) all Taxes with respect to the Assets have been timely paid, except those being contested in good faith in connection with the matters set forth on Schedule 5.8.

With respect to all Taxes related to the Assets, except as set forth on Schedule 5.8, (w) Seller has not received written notice of any claim from any applicable Governmental Body for the assessment of any Taxes with respect to the Assets; (x) there is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any such Tax; (y) there are no administrative proceedings or lawsuits pending against the Assets or Seller by any taxing authority; and (z) there are no Tax liens on any of the Assets except for liens for Taxes not yet due.

Section 5.9	Compliance with Laws.

Except as disclosed on Schedule 5.9, the Assets are, and the operation of the Assets is, in compliance with the provisions and requirements of all Laws of all Governmental Bodies having jurisdiction with respect to the Assets or the ownership, operation, development, maintenance or use of any thereof, except where the failure to so comply would not have a Material Adverse Effect. Notwithstanding the foregoing, Seller make no representation or warranty, express or implied, under this Section relating to any Environmental Liabilities or Environmental Law.

Section 5.10	Material Contracts.

(a)           Schedule 5.10(a) contains a true and complete listing of the following contracts  or agreements to which Seller is a party or by which any of the Assets is bound as of the date of this Agreement (the contracts listed on Schedule 5.10(a) being “Material Contracts”):

(i)           each natural gas gathering agreement;

(ii)          each contract involving a remaining commitment requiring payment of capital expenditures in excess of $250,000;

(iii)         each contract or agreement between Affiliates having a value in excess of $120,000;

(iv)         each contract or agreement with respect to the creation, incurrence, assumption of, or guaranteeing or securing, any indebtedness for borrowed money;

(v)          each contract or agreement (A) imposing confidentiality or noncompetition obligations, or (B) granting any Person a right of first refusal, first offer or right to purchase any of the Assets, in each case, which will survive Closing; and

(vi)         each contract or agreement not described in clauses (i) through (v) above involving aggregate annual future payments or receipts in excess of $500,000.

(b)           Except as disclosed on Schedule 5.10(b), with respect to Seller and/or any of its Affiliates party thereto (i) each Material Contract is in full force and effect and is valid, binding and enforceable against such party and, to Seller’s knowledge, the other party or parties to such Material Contract, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar Laws relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity and will continue to be valid, binding and enforceable and in full force an effect on identical terms following the consummation of the transaction contemplated by this Agreement; (ii) such party has paid its share of all costs payable by them under the Material Contracts, except those being contested in good faith in connection with the matters set forth on Schedule 5.10(b), and is not in breach or default of, and no event has occurred which with notice or lapse of time would constitute a default by such party or permit termination, modification or acceleration under, any Material Contract, except for any such breach or default as would not have a Material Adverse Effect, and (iii) to Seller’s knowledge, no such other party to a Material Contract is in breach or default of or has repudiated any provision of, and no event has occurred which with notice or lapse of time would constitute a default by such other party or permit termination, modification or acceleration under, any Material Contract, except for any such breach, default or other matter as would not have a Material Adverse Effect.

Section 5.11	Governmental Authorizations.

    Except as disclosed in Schedule 5.11, Seller has obtained and is maintaining in full force and effect all federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefor (the “Governmental Authorizations”) that are presently necessary or required for the ownership and operation of the Assets as currently owned and operated, the loss of which would have a Material Adverse Effect.  Except as disclosed in Schedule 5.7 or Schedule 5.11 and except as would not have a Material Adverse Effect, (a) Seller has operated the Assets in accordance, and has otherwise complied, with the conditions and provisions of such Governmental Authorizations, and (b) no written notices of violation have been received by Seller, and no proceedings are pending or, to Seller’s knowledge, threatened in writing, with respect to any alleged failure to have any Governmental Authorization necessary or required to own or operate the Assets, that might result in any modification, revocation, termination or suspension of any such Governmental Authorizations or which would otherwise require any corrective or remedial action by Seller.

Section 5.12	Preference Rights and Transfer Requirements.

None of the Assets, or any portion thereof, is subject to any Preference Right or, to Seller’s knowledge, to any Transfer Requirement that may be applicable to the transactions contemplated by this Agreement, except for Preference Rights and Transfer Requirements as are set forth on Schedule 5.12.

Section 5.13	Outstanding Capital Commitments.

As of the date hereof, there are no outstanding AFEs or other commitments to make capital expenditures that are binding on the Assets and that Seller reasonably anticipate will individually require expenditures by the owner of the Assets after the Closing Date in excess of $250,000 other than those shown on Schedule 5.13.

Section 5.14	Condemnation.

There is no actual or, to Seller’s knowledge, threatened taking (whether permanent, temporary, whole or partial) of any part of the Assets by reason of condemnation or the threat of condemnation.

Section 5.15	Bankruptcy.

There are no bankruptcy, reorganization or similar arrangement proceedings pending, being contemplated by or, to Seller’s knowledge, threatened against Seller or any Affiliate of Seller.

Section 5.16	NGA.

No consent is required in connection with the transaction contemplated hereby under the Natural Gas Policy Act of 1978, as amended.  Seller is not an interstate pipeline company within the meaning of the Natural Gas Act of 1938.

Section 5.17	Investment Company.

Seller is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

Section 5.18	No Tax Partnership.

The Assets are not subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code that will be binding upon Purchasers or the Assets after the Closing.

Section 5.19	Insurance.

Schedule 5.19 contains a true and complete list of all policies of insurance that are maintained by Seller and that cover or relate to any of the Assets as of the date of this Agreement.   All premiums due and payable under such policies have been paid.  There is no claim pending under any of such policies which relates specifically to the Assets as to which coverage with respect to the policyholder or insured party has been denied or disputed by the underwriters or issuers of such policy.  No such policyholder has received any written notice of cancellation of, indication of intention not to renew, any of such policies  All of such policies are in full force and effect and will remain in full force and effect with respect to the Assets upon consummation of the transactions contemplated by this Agreement.

Section 5.20	Environmental.

To the knowledge of Seller, except as set forth in Schedule 5.20 and as would not have a Material Adverse Effect: (a) neither Seller nor any prior owner or operator of the Assets has caused or allowed the generation, use, treatment, storage or disposal of Hazardous Materials at or on any of the Assets except in compliance with all applicable Environmental Laws; (b) Seller has conducted its operations on the Assets, and the Assets otherwise are, in compliance with all limitations, restrictions, standards and obligations established under Environmental Laws; (c) Seller has obtained all permits, licenses, authorizations, registrations, consents and approvals granted by any Governmental Body or otherwise required under Environmental Laws that are necessary for Seller’s operations on the Assets and have operated and are operating in compliance with such permits, licenses, authorizations, registrations, consents and approvals; (d) there are no Environmental Liabilities pending or threatened by or before any court or any other Governmental Body directed against Seller relating to Seller’s operations on the Assets that pertain or relate to (i) any Remedial Action under any applicable Environmental Law, (ii) non-compliances or alleged non-compliances by Seller of any Environmental Law, or (iii)

personal injury or property damage claims relating to a release of Hazardous Materials; and (e) there are no Adverse Environmental Conditions.

Section 5.21	Title.

(a)           Seller has Defensible Title against all Persons claiming or to claim the same or any part thereof by, through or under Seller or its Affiliates, but not otherwise.

(b)           Except as set forth on Schedule 5.21(b) and except as would not have a Material Adverse Effect, (i) Seller’s Surface Contracts constitute all of the easements, licenses, permits, crossing agreements and similar right of way interests used or necessary for the ownership and operation of the Assets in substantially the same manner as the Assets were used, owned and operated by Seller as of the date of this Agreement and immediately prior to the Closing, and (ii) no event has occurred or fact exists that allows, or after notice or lapse of time would allow, revocation, modification, or termination of any Surface Contracts.

Section 5.22	Intellectual Property.

To the Seller’s knowledge, the ownership and operation of the Assets, as currently owned and operated, does not materially conflict with any patents, patent rights, licenses, trademarks, trademark rights,  trade names, trade name rights or copyrights of any third parties.

Section 5.23	Condition of Assets.

The Pipelines and the Facility constructed by Seller or its Affiliates have been constructed in all material respects in accordance with standard industry practice; and the Pipelines, Facility and Equipment have been maintained and repaired by Seller in all material respects in the same manner as would a prudent operator and are adequate in all material respects for the purposes for which they are currently being used.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Purchasers represent and warrant to Seller the following:

Section 6.1	Existence and Qualification.

Each of Purchasers is duly formed, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation.  Each of Purchasers is duly qualified to do business as a foreign limited partnership in every jurisdiction in which it is required to qualify in order to conduct its business except where the failure to so qualify would not have a material adverse effect on such Purchaser or its properties.  Each of Purchasers is duly qualified to do business as a foreign limited partnership in the respective jurisdictions where the Assets are located.

Section 6.2	Power.

Each of Purchasers has the limited partnership power to execute and deliver, and to incur and perform all of its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement.

Section 6.3	Authorization and Enforceability.

The execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary limited partnership action on the part of Purchasers. This Agreement has been, and all documents required hereunder to be executed and delivered by Purchasers at Closing will be, duly executed and delivered by Purchasers, and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Purchasers, enforceable against Purchasers in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.4	No Conflicts.

The execution, delivery and performance of this Agreement by each of Purchasers and the  transactions contemplated herein will not (a) violate any provision of the certificate of limited partnership, certificate of formation, limited partnership agreement or other constituent documents of such Purchaser, (b) except as set forth on Schedule 6.4(b), result in a default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which such Purchaser is a party, (c) violate any judgment, order, ruling or regulation applicable to such Purchaser as a party in interest, (d) violate any Law applicable to such Purchaser or any of its assets, or (e) require any filing with, notification of or consent, approval or authorization of any Governmental Body or authority, except any matters described in clauses (b), (c), (d) or (e) above that would not have a material adverse effect on such Purchaser or the transactions contemplated hereby.

Section 6.5	Liability for Brokers’ Fees.

Seller shall not directly or indirectly have any responsibility, liability or expense as a result of undertakings or agreements of Purchasers for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 6.6	Litigation.

There are no actions, suits or proceedings pending or, to the actual knowledge of the officers of either of Purchasers, threatened in writing before any Governmental Body against Purchasers or any Affiliate of Purchasers that are reasonably likely to impair materially the ability of Purchasers to perform their respective obligations under this Agreement.

Section 6.7	Limitation.

Except for the representations and warranties expressly made by Seller in Article 5 of this Agreement, or confirmed in any certificate furnished or to be furnished to Purchasers pursuant to this Agreement, Purchasers represent and acknowledge that (a) there are no representations or warranties, express, statutory or implied, as to the Assets or prospects thereof, and (b) Purchasers have not relied upon any oral or written information provided by Seller.  Purchasers further represent and acknowledge (x) that Purchasers are knowledgeable of the natural gas gathering and processing business and of the usual and customary practices of owners such as Seller and (y) in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Purchasers have relied solely on the basis of the terms and provisions of this Agreement.

Section 6.8	Bankruptcy.

There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by or, to the actual knowledge of Purchasers, threatened against Purchasers.

ARTICLE 7
COVENANTS OF THE PARTIES

Section 7.1	Access.

Between the date of execution of this Agreement and the Closing Date, Seller will give Purchasers and its representatives access to the Assets and access to the Records in Seller’s possession for the purpose of conducting an investigation of the Assets, but only to the extent that Seller may do so without violating any obligations to any third party and to the extent that Seller has authority to grant such access without breaching any restriction binding on Seller.  Such access by Purchasers shall be limited to Seller’s normal business hours and any weekends and after hours requested by Purchasers that can be reasonably accommodated by Seller, and the investigation by Purchasers shall be conducted in a manner that minimizes interference with the operation of the Assets. All information obtained by Purchasers and their respective representatives under this Section, except as otherwise agreed to by Seller, shall be maintained confidential.

Section 7.2	Government Reviews.

Seller and Purchasers shall in a timely manner (a) make all required filings, if any, with, and prepare applications to and conduct negotiations with, each governmental agency as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, including, without limitation, any such filings, applications or negotiations under the HSR Act, (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations and (c) request early termination or waiver of any applicable waiting period under the HSR Act. Each party hereto shall cooperate with and use all commercially reasonable efforts to assist the other with respect to such filings, applications and negotiations.

Section 7.3	Notification of Breaches.

(a)           Until the Closing, Purchasers and Seller shall each promptly give to the other party or parties, as applicable, written notice with particularity upon obtaining actual knowledge of any matter that would constitute a breach by such party or parties, as applicable, of any representation, warranty, agreement or covenant of such party or parties, as applicable, contained in this Agreement.  Purchasers and Seller each agree that, with respect to the representations and warranties of such party or parties, as applicable, contained in this Agreement, such party or parties, as applicable, shall have the continuing right until the Closing to modify, supplement or amend such party’s or parties’, as applicable, Schedules with respect to any matter hereafter arising or discovered which would be required to be disclosed in such Schedules in order for such party or parties, as applicable, to be able to deliver the certificate required to be delivered by such party or parties, as applicable, pursuant to Section 9.2(b) or Section 9.3(c), as applicable, as such certificate relates to the representations and warranties of such party or parties, as applicable.  For all purposes of this Agreement, including for purposes of whether the conditions set forth in Article 8 have been fulfilled, a party’s or parties’, as applicable, Schedules shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any modification, supplement or amendment thereto, but if the Closing shall occur, the all matters disclosed pursuant to any such modification, supplement or amendment at or prior to the Closing shall be waived and no party shall be entitled to make a claim thereon under the terms of this Agreement.

(b)           Notwithstanding Section 7.3(a), if any of Purchasers’ or Seller’s representations or warranties are untrue or shall become untrue in any material respect between the date of execution of this Agreement and the Closing Date, or if any of Purchasers’ or Seller’s covenants or agreements to be performed or observed prior to or on the Closing Date shall not have been so performed or observed in any material respect, but if such breach of representation, warranty, covenant or agreement shall (if curable) be cured by the Closing (or, if the Closing does not occur, by the date set forth in Section 10.1(b)), then such breach shall be considered not to have occurred for all purposes of this Agreement.

Section 7.4	Assignments; Operatorship.

(a)           Seller will prepare, and Seller and Cowtown will execute on the Closing Date, all assignments necessary to convey to Cowtown all Surface Contracts in the form as prescribed by the applicable Governmental Body and otherwise acceptable to Purchasers and Seller.  Purchasers, within thirty (30) days after Closing, shall file for any requisite approval with the applicable Governmental Body all assignment documents and other state and federal transfer documents required to effectuate the transfer of the Assets.  Purchasers further agree promptly after Closing to take all other actions reasonably required of Purchasers by federal or state agencies having jurisdiction to obtain all requisite regulatory approvals with respect to this transaction and to use Purchasers reasonable commercial efforts to obtain the approval by such federal or state agencies, as applicable, of Seller’s assignment documents requiring federal or state approval in order for Cowtown to be recognized by the federal or state agencies as the owner of the Assets.  Seller shall, as reasonably requested by Purchasers, cooperate and assist Purchasers in complying with its obligations under this Section 7.4(a).

(b)           Purchasers shall, promptly following Closing, file all appropriate forms and declarations or bonds with federal and state agencies relative to the assumption by Purchasers of operatorship of the Assets, and Seller shall, as reasonably requested by Purchasers, cooperate and assist Purchasers with such filings.  Seller shall execute and deliver to Purchasers, and Purchasers shall promptly file, the appropriate forms with the applicable regulatory agency transferring operatorship of such Assets to Cowtown.

(c)           To the extent required by the applicable state and federal Governmental Bodies, Purchasers shall obtain, and Seller shall reasonably assist Purchasers in obtaining, at Purchasers’ sole cost and expense, substitute surety or performance bonds as may be required by, and in accordance with, such state or federal regulations governing the ownership and operation of the Assets.

Section 7.5	Public Announcements.

No party hereto shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of Seller or Purchasers, as applicable (which consent shall not be unreasonably withheld of delayed); provided, however, the foregoing shall not restrict disclosures by Purchasers or Seller that are required by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing party or its Affiliates.

Section 7.6	Operation of Business.

Except as set forth on Schedule 7.6, until the Closing, Seller (a) will operate their business in the ordinary course consistent with past practices, (b) will not, without the prior written consent of Purchasers (i) commit to any operation, or series of related operations, reasonably anticipated by Seller to require future capital expenditures by the owner of the Assets in excess of $250,000, (ii) make any capital expenditures in excess of $250,000, (iii) terminate, materially amend, execute or extend any Material Contract or other material agreements affecting the Assets; (iv) take any action or refrain from taking any action, or enter into any contract or agreement that would result in the imposition of any lien or encumbrance (other than Permitted Encumbrances) on any of the Assets; or (v) file any material lawsuit relating to the Assets or cancel, compromise, waive, release or settle any right, claim or lawsuit relating to the Assets, other than immaterial rights and claims in the ordinary course of business, (c) will maintain insurance coverage on the Assets presently furnished by nonaffiliated third parties in the amounts and of the types presently in force, (d) will use commercially reasonable efforts to maintain in full force and effect all Surface Contracts, (e) will maintain all governmental permits and approvals affecting the Assets, (f) will not transfer, sell, hypothecate, encumber or otherwise dispose of any Assets except for sales and dispositions of Equipment  made in the ordinary course of business consistent with past practices and (g) will not commit to do any of the foregoing. The approval of Purchasers of any action restricted by this Section 7.6 shall be considered granted within ten (10) days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Seller’s written notice) of Seller’s notice to Purchasers requesting such consent unless either of Purchasers notifies Seller to the contrary in writing during that period. In the event of an emergency, Seller may take such action as a prudent operator would take and shall notify Purchasers of such action promptly thereafter.

Section 7.7	Transfer Requirements.

(a)           The purchase of the Assets by Purchasers is expressly subject to all validly existing and applicable Transfer Requirements.  Prior to the Closing Date, Seller shall initiate all procedures that in Seller’s good faith judgment are reasonably required to comply with all Transfer Requirements with respect to the transactions contemplated by this Agreement.  Seller shall use commercially reasonable efforts to obtain all applicable consents.  Seller shall not be obligated to pay any consideration to (or incur any cost or expense for the benefit of) the holder of any Transfer Requirement in order to comply therewith.

(b)   To the extent that the consent to assign any Material Contract is not obtained by Closing (a "Retained Material Contract") and until such time that such Retained Material Contract is assigned by Seller to Purchasers pursuant to this Section 7.7(b), (i) Seller shall use commercially reasonably efforts to cooperate with Purchasers to provide Purchasers with all of the economic and other benefits of such Retained Material Contract that Purchasers are denied or deprived as a result of the failure to assign such Retained Material Contract at Closing; provided, however, that under no circumstances shall Seller be obligated to provide any economic or other benefits to Purchasers that are greater than the economic or other benefits actually received by Seller under such Retained Material Contract, and (ii) Purchasers shall bear the economic and other burdens of all related liabilities and of the performance and compliance with the terms of such Retained Material Contract, at no additional cost to Seller, to the same extent as Purchasers would have borne such liabilities and other obligations if Purchasers were a party to such Retained Material Contract.  Following Closing, subject to the last sentence of Section 7.7(a), Seller shall continue to use commercially reasonable efforts to obtain the consent to assign each Retained Material Contract to Purchasers. Once Seller obtains the consent to assign to Purchasers a Retained Material Contract, Seller shall promptly assign such Retained Material Contract to Purchasers and such Retained Material Contract shall automatically be deemed to be an Asset effective as of the effective date of such assignment.

(c)           If a Surface Contract is subject to a Transfer Requirement and such Transfer Requirement is not waived, complied with or otherwise satisfied prior to the Closing Date, then, unless otherwise mutually agreed by Seller and Purchasers, the Surface Contract or portion thereof affected by such Transfer Requirement together with all flow lines, pipelines, equipment, machinery, fixtures and other tangible personal property and improvements located on and related to such Surface Contract (collectively, a “Retained Asset”) shall be withheld from the Assets to be transferred and conveyed to Cowtown at Closing, and such Retained Asset shall be added to the properties that are subject to and bound by the Lease Agreement that is executed and delivered at Closing.  The parties acknowledge and agree that the Purchase Price to be paid at Closing shall not be reduced and the rent to be paid by Cowtown to Seller under the Lease Agreement shall not be increased on account of any Retained Asset.  Any Retained Asset so held back and added to the Lease Agreement at the Closing will be released from the Lease Agreement and conveyed to Cowtown at a delayed closing within ten (10) days following the date on which Seller obtains, complies with or otherwise satisfies all Transfer Requirements with respect to the surface contract included within such Retained Asset (such date being the “Closing Date” with respect to such Retained Asset) and such Retained Asset shall automatically be deemed to be an Asset effective as of the Closing Date applicable to such Retained Asset.

Section 7.8	Tax Matters.

(a)           Subject to the provisions of Section 12.3, Seller shall be responsible for all Taxes related to the Assets (including without duplication, Seller’s portion of any ad valorem, property, and similar Taxes based upon or measured by the ownership or operation of the Assets, which are addressed in Section 1.4) attributable to any period of time at or prior to the Effective Time, and Purchasers shall be responsible for all such Taxes related to the Assets attributable to any period of time after the Effective Time. Regardless of which party is responsible, Seller shall handle payment to the appropriate Governmental Body of all Taxes with respect to the Assets that are required to be paid prior to Closing (and shall file all Tax Returns with respect to such Taxes). If requested by Purchasers, Seller will assist Purchasers with preparation of all ad valorem and property Tax Returns attributable to the period on or before December 31, 2009 (including any extensions requested). Seller shall deliver to Purchasers within thirty (30) days of filing copies of all Tax Returns filed by Seller after the Effective Time relating to the Assets and any supporting documentation provided by Seller to taxing authorities, excluding Tax Returns related to income tax, franchise tax or other similar Taxes.

(b)           Purchasers agree to reasonably cooperate (at no cost or liability to Purchasers) with Seller so that Seller’s transfer of all or any portion designated by Seller of the Assets to Purchasers shall, at Seller’s election, be accomplished in a manner enabling the transfer to qualify as a part of a like-kind exchange of property by Seller within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”).  If Seller so elects, Purchasers shall reasonably cooperate with Seller to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as Seller reasonably requests in order to pay the Purchase Price in a manner that enables such transfer to qualify as part of a like-kind exchange of property within the meaning of Section 1031 of the Code, and Purchasers agree that Seller may assign its rights (but not  its obligations) under this Agreement to a qualified intermediary as defined in Treasury Regulations Section 1.1031(k) – 1(g)(4)(iii) under United States Treasury Regulations, to qualify the transfer of the Purchase Price as a part of a like-kind exchange of property within the meaning of Section 1031 of the Code. Seller and Purchasers acknowledge and agree that any assignment of this Agreement to a qualified intermediary shall not release Seller from any of its liabilities and obligations to Purchasers under this Agreement, and that neither Seller nor either of Purchasers represents to Purchasers or Seller, as applicable, that any particular tax treatment will be given to any party hereto as a result thereof.

Section 7.9	Further Assurances.

After Closing, Seller and Purchasers each agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other party for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 7.10	Eni GGA.

If Eni exercises its right to have its natural gas gathered pursuant to the terms of the Eni GGA during the initial term of the Eni GGA (which initial term expires on March 31, 2019), Seller shall pay to Purchasers, on a monthly basis, for the volume of natural gas gathered for Eni pursuant to the Eni GGA during the month in question, the difference between the gathering fee per MMBtu that is from time to time payable by Quicksilver pursuant to the QRI GGA and the gathering fee per MMBtu that is from time to time payable by Eni pursuant to the Eni GGA.

Section 7.11	Rights-of-Way Amendments.

The parties acknowledge that certain of the Excluded Rights-of-Way do not allow the laying of a twenty inch pipe and that Purchasers intend to seek amendments from the grantors of such rights-of-way to allow the laying by Purchasers of twenty inch pipe.  Such amendments shall be in form and substance reasonably acceptable to Seller and, subject to the immediately following sentences, shall be obtained by Purchasers at the sole cost and expense of Purchasers.  Purchasers acknowledge that, in certain instances, the existing pipe that was laid pursuant to an Excluded Right-of-Way was laid outside of the right-of-way that was granted pursuant thereto.  To the extent that the consideration that Purchasers are required to pay to the grantor of such an Excluded Right-of-Way for an amendment thereto is increased as a result of the fact that existing pipe has been laid outside of the right-of-way that was granted thereby, Seller agrees that it shall promptly reimburse Purchasers for the difference between the consideration that Purchasers pay the grantor for such amendment and the consideration that Seller would have had to pay the grantor for such amendment had the existing pipe been properly laid within the right-of-way.

ARTICLE 8
CONDITIONS TO CLOSING

Section 8.1	Conditions of Seller to Closing.

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction on or prior to Closing of each of the following conditions:

(a)           Representations. The representations and warranties of Purchasers set forth in Article 6 shall be true and correct in all material respects, other than representations and warranties that are already qualified as to materiality or material adverse effect, which shall be true and correct in all respects, as of the Closing Date as though made on and as of the Closing Date;

(b)           Performance. Purchasers shall have performed and observed in all material respects all covenants and agreements to be performed or observed by Purchasers under this Agreement prior to or on the Closing Date;

(c)           Pending Litigation.  No suit, action or other proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement or to recover damages from Seller on account therefrom shall be pending or threatened before any Governmental Body or arbitral tribunal;

(d)           Deliveries.  Purchasers shall have delivered (or be ready, willing and able to immediately deliver) to Seller duly executed counterparts of the Conveyance and the other documents and certificates to be delivered by Purchasers under Section 9.3;

(e)           Casualty or Condemnation.  The aggregate losses from casualties to the Assets and takings of Assets under right of eminent domain shall be less than ten percent (10%) of the Purchase Price;

(f)           Payment. Purchasers shall have paid (or be ready, willing and able to immediately pay) the Closing Payment; and

(g)           HSR Act.  Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have lapsed or terminated (by early termination or otherwise).

Section 8.2	Conditions of Purchasers to Closing.

The obligations of Purchasers to consummate the transactions contemplated by this Agreement are subject, at the option of Purchasers, to the satisfaction on or prior to Closing of each of the following conditions:

(a)           Representations.  The representations and warranties of Seller set forth in Article 5 shall be true and correct in all material respects, other than representations and warranties that are already qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the Closing Date as though made on and as of the

Closing Date (other than representations and warranties that refer to a specified date which need only be true and correct on and as of such specified date);

(b)           Performance.  Seller shall have performed and observed in all material respects all covenants and agreements to be performed or observed by them under this Agreement prior to or on the Closing Date;

(c)           Pending Litigation.  No suit, action or other proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement or to recover damages from Purchasers on account therefrom shall be pending or threatened before any Governmental Body or arbitral tribunal;

(d)           Deliveries.  Seller shall have delivered (or be ready, willing and able to immediately deliver) to Purchasers duly executed counterparts of the Conveyance and the other documents and certificates to be delivered by Seller under Section 9.2;

(e)           Casualty or Condemnation.  The aggregate losses from casualties to the Assets and takings of Assets under right of eminent domain shall be less than ten percent (10%) of the Purchase Price; and

(f)           HSR Act.  Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have lapsed or terminated (by early termination or otherwise).

ARTICLE 9
CLOSING

Section 9.1	Time and Place of Closing.

(a)           Consummation of the purchase and sale transaction as contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by Purchasers and Seller, take place at the offices of Seller located at 777 West Rosedale Street, Fort Worth, Texas, at 10:00 a.m., local time, on December 29, 2009 or, if all conditions in Article 8 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the rights of the parties under Article 10.

(b)           The date on which the Closing occurs is herein referred to as the “Closing Date.”

Section 9.2	Obligations of Seller at Closing.

At the Closing, upon the terms and subject to the conditions of this Agreement, Seller shall deliver or cause to be delivered to Purchasers the following:

(a)           the Conveyance, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by Seller;

(b)           a certificate duly executed by an authorized corporate officer of Seller, dated as of Closing, certifying on behalf of Seller that the conditions set forth in Sections 8.2(a) and 8.2(b) have been fulfilled;

(c)           the Lease Agreement, duly executed by Seller;

(d)           the Parent Guaranty, duly executed by Quicksilver;

(e)           one (1) original executed statement described in Treasury Regulation §1.1445-2(b)(2) certifying that Seller is not a foreign person within the meaning of the Code; and

(f)           an agreement terminating the (i) rights of Purchasers and their respective Affiliates who are parties to the Option Agreement and (ii) obligations of Quicksilver and its Affiliates who are parties to the Option Agreement under the Option Agreement, duly executed by Quicksilver and such Affiliates of Quicksilver.

Section 9.3	Obligations of Purchasers at Closing.

At the Closing, upon the terms and subject to the conditions of this Agreement, Purchasers shall deliver or cause to be delivered to Seller the following:

(a)           a wire transfer of the Closing Payment in same-day funds to the account of Seller set forth on Schedule 9.3(a);

(b)           the Conveyance, duly executed by Cowtown;

(c)           a certificate duly executed by an authorized officer of the general partner of each of Purchasers, dated as of Closing, certifying on behalf of Purchasers that the conditions set forth in Sections 8.1(a) and 8.1(b) have been fulfilled;

(d)           the Lease Agreement, duly executed by Cowtown; and

(e)           an agreement terminating the (i) rights of Purchasers and their respective Affiliates who are parties to the Option Agreement and (ii) obligations of Quicksilver and its Affiliates who are parties to the Option Agreement under the Option Agreement, duly executed by Purchasers and such Affiliates of Purchasers.

Section 9.4	Closing Payment & Post-Closing Purchase Price Adjustments.

(a)           Not later than three (3) Business Days prior to the Closing Date, Seller shall prepare and deliver to Purchasers for their review and approval, based upon the best information available to Seller, a preliminary settlement statement estimating the Adjusted Purchase Price after giving effect to all Purchase Price adjustments provided for in Section 2.2. The estimate delivered in accordance with this Section 9.4(a) shall constitute the dollar amount to be paid by Purchasers to Seller at the Closing (the “Closing Payment”).

(b)           As soon as reasonably practicable after the Closing but not later than one hundred and twenty (120) days following the Closing Date, Seller shall prepare and deliver to Purchasers a statement setting forth the final calculation of the Adjusted Purchase Price and showing the calculation of each adjustment, based, to the extent possible, on actual credits, charges, receipts and other items before and after the Effective Time and taking into account all adjustments provided for in this Agreement. Seller shall, at the request of Purchasers, supply reasonable documentation available to support any credit, charge, receipt or other item. As soon as reasonably practicable, but not later than the 30th day following receipt of

Seller’s statement hereunder, Purchasers shall deliver to Seller a written report containing any changes that Purchasers propose be made to such statement. The parties shall undertake to agree on the final statement of the Adjusted Purchase Price no later than one hundred eighty (180) days after the Closing Date. In the event that the parties cannot reach agreement within such period of time, either Seller or Purchasers may refer the remaining matters in dispute to PricewaterhouseCoopers or such other nationally-recognized independent accounting firm as may be accepted by Purchasers and Seller, for review and final determination. The accounting firm shall conduct the arbitration proceedings in Fort Worth, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 9.4. The accounting firm’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on the parties hereto, without right of appeal. In determining the proper amount of any adjustment to the Purchase Price, the accounting firm shall not increase the Purchase Price more than the increase proposed by Seller nor decrease the Purchase Price more than the decrease proposed by Purchasers, as applicable. The accounting firm shall act as an expert for the limited purpose of determining the specific disputed matters submitted by Seller or Purchasers and may not award damages or penalties to Seller or Purchasers with respect to any matter. Seller and Purchasers shall each bear their own legal fees and other costs of presenting their cases. Seller, on the one hand, and Purchasers, on the other hand, shall bear one-half of the costs and expenses of the accounting firm. Within ten (10) Business Days after the date on which the parties or the accounting firm, as applicable, finally determines the disputed matters, (i) Purchasers shall pay to Seller the amount by which the Adjusted Purchase Price exceeds the Closing Payment or (ii) Seller shall pay to Purchasers the amount by which the Closing Payment exceeds the Adjusted Purchase Price, as applicable. Any post-Closing payment pursuant to this Section 9.4(b) shall bear interest at the Agreed Interest Rate from the Closing Date to the date both Seller and Purchasers have executed the final settlement statement.

(c)           All payments made or to be made hereunder to Seller shall be by electronic transfer of immediately available funds to the account of Seller set forth on Schedule 9.3(a) or to such other account as may be specified by Seller in writing.  All payments made or to be made hereunder to Purchasers shall be by electronic transfer of immediately available funds to a bank and account specified by Purchasers in writing to Seller.

ARTICLE 10
TERMINATION

Section 10.1	Termination.

Unless terminated earlier pursuant to other provisions provided herein, this Agreement may be terminated at any time prior to Closing:

(a)           by the mutual prior written consent of Seller and Purchasers;

(b)           by either Purchasers or Seller, if Closing has not occurred on or before December 31, 2009 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available (i) to Seller, if any breach of this Agreement by Seller has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date or (ii) to Purchasers, if any breach of this Agreement by Purchasers has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

(c)           by Seller, if (i) any of the representations and warranties of Purchasers contained in this Agreement shall not be true and correct in all material respects (provided that any such representation or warranty that is already qualified by a materiality standard shall not be further qualified); or (ii) Purchasers shall have failed to fulfill in any material respect any of the obligations under this Agreement required to be fulfilled prior to Closing; and, in the case of each of clauses (i) and (ii), such misrepresentation or breach of warranty, covenant or agreement, if curable, has not been cured within ten (10) days after written notice thereof from Seller to Purchasers; provided that any cure period shall not extend beyond the Termination Date and shall not extend the Termination Date;

(d)           by Purchasers, if (i) any of the representations and warranties of Seller contained in this Agreement shall not be true and correct in all material respects (provided that any such representation or warranty that is already qualified by a materiality standard shall not be further qualified); or (ii) Seller shall have failed to fulfill in any material respect any of its obligations under this Agreement required to be fulfilled prior to Closing; and, in the case of each of clauses (i) and (ii), such misrepresentation or breach of warranty, covenant or agreement, if curable, has not been cured within ten (10) days after written notice thereof from Purchasers to Seller; provided that any cure period shall not extend beyond the Termination Date and shall not extend the Termination Date; or

(e)           by Purchasers or Seller, if any Governmental Body having competent jurisdiction has issued a final, nonappealable order, decree, ruling or injunction prohibiting consummation of the transactions contemplated by this Agreement.

Section 10.2	Effect of Termination.

If this Agreement is terminated pursuant to Section 10.1, this Agreement shall be of no further force or effect (except for the provisions of Sections 5.6, 6.5, 7.5, 11.8, 11.9, 12.7, 12.13 and 12.16 of this Agreement and this Article 10, all of which shall continue in full force and effect), and Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement.  In the event this Agreement terminates under Section 10.1 because (i) any of the conditions to Closing set forth in Section 8.2(a) or Section 8.2(b) have not been satisfied or (ii) Seller’s refusal or inability to close notwithstanding the satisfaction of the conditions precedent set forth in Section 8.1, then Purchasers shall be entitled to all remedies available at law or in equity and shall be entitled to recover court costs and attorneys’ fees in addition to any other relief to which Purchasers may be entitled.  In the event this Agreement terminates under Section 10.1 because (i) any of the conditions to Closing set forth in Section 8.1(a) or Section 8.1(b) have not been satisfied or (ii) the refusal or inability of Purchasers to close notwithstanding the satisfaction of the conditions precedent set forth in Section 8.2, then Seller shall be entitled to all remedies available at law or in equity and shall be entitled to recover court costs and attorney’s fees in addition to any other relief to which Seller may be entitled.

ARTICLE 11
POST-CLOSING OBLIGATIONS; INDEMNIFICATION;
LIMITATIONS; DISCLAIMERS AND WAIVERS

Section 11.1	Receipts.

Except as otherwise provided in this Agreement, any income, proceeds, receipts and credits attributable to the Assets that are not reflected in the adjustments to the Purchase Price following the final adjustment pursuant to Section 9.4(b) shall be treated as follows: (a) all income, proceeds, receipts and credits earned with respect to the Assets to which Purchasers are entitled under Section 1.4 shall be the sole property and entitlement of Purchasers and, to the extent received by Seller, Seller shall fully disclose, account for and remit the same promptly to Purchasers, and (b) all income, proceeds, receipts and credits earned with respect to the Assets to which Seller is entitled under Section 1.4 shall be the sole property and entitlement of Seller, and, to the extent received by Purchasers, Purchasers shall fully disclose, account for and remit the same promptly to Seller.  Notwithstanding anything herein provided to the contrary, Seller does hereby acknowledge and agree that Purchasers shall be entitled to any CoServ Reimbursement paid to Seller or Quicksilver and that any CoServ Reimbursement paid to either of them shall be promptly remitted to Purchasers.

Section 11.2	Expenses.

Any Property Costs that are not reflected in the adjustments to the Purchase Price following the final adjustment pursuant to Section 9.4(b) shall be treated as follows: (a) all Property Costs for which Seller is responsible under Section 1.4 shall be the sole obligation of Seller, and Seller shall promptly pay, or, if paid by either of Purchasers, promptly reimburse Purchasers for and hold Purchasers harmless from and against, such Property Costs; and (b) all Property Costs for which Purchasers are responsible under Section 1.4 shall be the sole obligation of Purchasers, and Purchasers shall promptly pay, or, if paid by Seller, promptly reimburse Seller for and hold Seller harmless from and against, such Property Costs.  Furthermore, Seller shall promptly pay, or if paid by Purchasers, promptly reimburse Purchasers for and hold Purchasers harmless from and against, any costs (other than Property Costs) which result in the increase of the Purchase Price pursuant to Section 2.2.  Seller is entitled to resolve all joint interest audits and other audits of Property Costs covering periods for which Seller is in whole or in part responsible, provided that Seller shall not agree to any adjustments to previously assessed costs for which Purchasers are liable without the prior written consent of Purchasers, such consent not to be unreasonably withheld. Seller shall provide Purchasers with a copy of all applicable audit reports and written audit agreements received by Seller and relating to periods for which Purchasers are partially responsible.

Section 11.3	Assumed Seller Obligations.

Without limiting the rights of Purchasers to indemnity under this Article 11, on the Closing Date, Purchasers shall assume and hereby agree to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and liabilities of Seller known or unknown, with respect to the Assets, regardless of whether such obligations or liabilities arose prior to on or after the Effective Time including, but not limited to, obligations to (a) dismantle, salvage and remove any equipment, structures, materials, platforms, flowlines and property of whatever kind related to or associated with operations and activities conducted on the Assets or otherwise pursuant to the Assets, (b) clean up, restore and/or remediate the premises covered by or related to the Assets in accordance with applicable agreements and

Laws and (c) perform all obligations applicable to or imposed by or under the Surface Contracts or the Contracts, or as required by applicable Laws (all of such obligations and liabilities herein being referred to as the “Assumed Seller Obligations”). Purchasers do not accrue any rights or assume any obligations or liabilities of Seller to the extent that they are (such excluded obligations and liabilities, the “Retained Seller Obligations”):

(i)           attributable to or arise out of the Excluded Assets;

(ii)           the continuing responsibility of the Seller under Sections 11.1 and 11.2 or matters for which Seller is required to indemnify Purchasers under Section 11.4(c);

(iii)           related to personal injury or death arising or occurring prior to the Closing Date that are attributable to Seller’s ownership or operation of the Assets;

(iv)           Retained Employee Liabilities;

(v)           attributable to or arise out of any off-site Environmental Liabilities occurring prior to the Closing Date that relate to the Assets; or

(vi)           attributable to or arise out of the matter referenced in Schedule 5.7.

Section 11.4	Indemnities.

(a)           Definitions.

“Claim” or “Claims” means, unless specifically provided otherwise, all claims (including, but not limited to, those for damage to property, bodily injury and death, personal injury, illness, disease, maintenance, cure, loss of parental and spousal consortium, wrongful death, loss of support and wrongful termination of employment), damages, liabilities, losses, demands, liens, encumbrances, fines, penalties, causes of action of any kind (including actions for indirect, consequential, punitive and exemplary damages), obligations, costs (including payment of all reasonable attorneys’ fees and costs of litigation), judgments, interest, and awards or amounts, of any kind or character, whether under judicial proceedings, administrative proceedings, investigation by a Governmental Body or otherwise, or conditions in the premises of or attributable to any Person or Persons or any party or parties, breach of representation or warranty (expressed or implied), under any theory of tort, contract, breach of contract (including any Claims that arise by reason of indemnification or assumption of liability contained in other contracts entered into by an Indemnified Party hereunder), at law or in equity, under statute, or otherwise, arising out of, or incident to or in connection with this Agreement or the ownership or operation of the Assets.

The phrase “REGARDLESS OF FAULT” means WITHOUT REGARD TO THE CAUSE OR CAUSES OF ANY CLAIM, INCLUDING, WITHOUT LIMITATION, EVEN THOUGH A CLAIM IS CAUSED IN WHOLE OR IN PART BY:

THE NEGLIGENCE (WHETHER SOLE, JOINT, CONCURRENT, COMPARATIVE, CONTRIBUTORY, ACTIVE OR PASSIVE), STRICT LIABILITY OR OTHER FAULT (BUT

EXCLUDING GROSS NEGLIGENCE AND WILLFUL MISCONDUCT) OF PURCHASER INDEMNITEES, SELLER INDEMNITEES, INVITEES AND/OR THIRD PARTIES; AND/OR

A PRE-EXISTING DEFECT, WHETHER PATENT OR LATENT, OF THE PREMISES OF THE PROPERTY OF EITHER OF PURCHASERS OR SELLER’S PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ASSETS).

(b)           Purchasers Indemnity Obligation.  From and after the Closing, subject only to Section 11.4(c) and the limitations contained in Section 11.7, Purchasers shall be responsible for and indemnify, defend, release and hold harmless Seller Indemnitees from and against all Claims to the extent caused by, arising out of or resulting from:

(i)           the Assumed Seller Obligations, REGARDLESS OF FAULT;

(ii)           the ownership, use or operation of the Assets after the Effective Time, REGARDLESS OF FAULT;

(iii)           the breach by either of the Purchasers of any of the covenants or agreements of Purchasers contained in this Agreement, REGARDLESS OF FAULT;

(iv)           any breach of any representation or warranty made by Purchasers contained in Article 6 of this Agreement or confirmed in the certificate delivered by Purchasers at Closing pursuant to Section 9.3(c), REGARDLESS OF FAULT; and

(v)           Environmental Laws, Environmental Liabilities, Adverse Environmental Conditions, the release of materials into the environment or protection of human health, safety, natural resources or the environment, or any other environmental condition of the Assets, REGARDLESS OF FAULT.

(c)           Seller Indemnity Obligation.  From and after the Closing, subject only to the limitations contained in Section 11.7, Seller shall be responsible for and indemnify, defend and hold harmless Purchaser Indemnitees against and from all Claims to the extent caused by, arising out of or resulting from:

(i)           any breach of any representation or warranty of Seller contained in Article 5 of this Agreement or confirmed in any certificate furnished by or on behalf of Seller at Closing pursuant to Section 9.2(b), REGARDLESS OF FAULT; provided, however, that the knowledge qualifier set forth in Section 5.12 shall be disregarded for purposes of determining whether a breach of the representation and warranty set forth in Section 5.12 has occurred;

(ii)           any breach or nonfulfillment of or failure to perform any covenant or agreement of Seller contained in this Agreement, REGARDLESS OF FAULT; and

(iii)           the Retained Seller Obligations.

(d)           Additional Provisions.

It is the intention of the parties that this Article 11 shall govern the allocation of risks and liabilities between Purchasers and Seller except to the extent that it is expressly stated (whether elsewhere in this Article 11 or in some other Article hereof) that the provisions of such other Article (or part thereof) shall control over the terms of all or part of this Article 11.

Notwithstanding anything to the contrary contained in this Agreement, this Section 11.4 contains the parties’ exclusive remedy against Seller or Purchasers, or applicable, with respect to breaches of the representations, warranties, covenants and agreements of the parties contained in Articles 5 and 6 and Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.10 and 7.11 and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by each party at Closing pursuant to Section 9.2(b) or 9.3(c), as applicable.

Section 11.5	Indemnification Actions.

All claims for indemnification under Section 11.4 shall be asserted and resolved as follows:

(a)           For purposes of this Article 11, the term “Indemnifying Party” shall mean the party or parties having an obligation to indemnify the other party or parties pursuant to the terms of this Agreement.  The term “Indemnified Party” shall mean the party or parties having the right to be indemnified by the other party or parties pursuant to the terms of this Agreement.

(b)           To make a claim for indemnification (“Indemnity Claim”) under Section 11.4 and/or any other Article (or part thereof) expressly stating that it controls over the terms of this Article 11, an Indemnified Party shall notify the Indemnifying Party in writing of its Indemnity Claim, including the specific details of and specific basis under this Agreement for its Indemnity Claim (the “Claim Notice”).  The Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Claim for which it seeks indemnification and shall enclose a copy of all papers (if any) served with respect to the Claim; provided that the failure of any Indemnified Party to give notice of a Claim as provided in this Section 11.5 shall not relieve the Indemnifying Party of its obligations under Section 11.4 except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Claim or otherwise prejudices the Indemnifying Party’s ability to defend against the Claim. In the event that the Indemnity Claim is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c)           The Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its liability to defend the Indemnified Party against the relevant Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such 30-day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

(d)           If the Indemnifying Party admits its liability to indemnify the Indemnified Party, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Claim.

The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Party pursuant to this Section 11.5(d). An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Claim or consent to the entry of any judgment with respect thereto that does not include an unconditional written release of the Indemnified Party from all liability in respect of such Claim, or (ii) settle any Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

(e)           If the Indemnifying Party does not admit its liability to indemnify the Indemnified Party or admits its liability but fails to diligently prosecute or settle the Claim, then the Indemnified Party shall have the right to defend against the Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its liability for a Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement, and the Indemnifying Party shall have the option for ten (10) Business Days following receipt of such notice to (i) admit in writing its liability to indemnify the Indemnified Party from and against the Claim and, (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement.

Section 11.6	Release.

(a)           EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASERS RELEASE, REMISE AND FOREVER DISCHARGE SELLER INDEMNITEES FROM ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, WHETHER NOW EXISTING OR ARISING IN THE FUTURE, CONTINGENT OR OTHERWISE, WHICH PURCHASERS MIGHT NOW OR SUBSEQUENTLY MAY HAVE AGAINST SELLER INDEMNITEES, RELATING DIRECTLY OR INDIRECTLY TO CLAIMS ARISING OUT OF OR INCIDENT TO ENVIRONMENTAL LAWS, ENVIRONMENTAL LIABILITIES, THE  RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, INCLUDING, WITHOUT LIMITATION, RIGHTS TO CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, REGARDLESS OF FAULT.

(b)           Each of Purchasers covenants and agrees that it will not attempt to avoid the effect of the release made by it hereinabove by later arguing that at the time of the release it did not fully appreciate the extent of any such environmental Claims.

Section 11.7	Limitation on Actions.

(a)             The representations, warranties, covenants and agreements provided for in this Agreement, including the representations and warranties of the parties in Articles 5 and 6, shall survive Closing for one year except that (i) the representation and warranties in Section 5.8 shall survive for the applicable statute of limitations period, (ii) the representation and warranties in Section 5.20 and 5.21 shall survive for 30 months following Closing, (iii) representation and warranties in Section 5.3, 5.4, 6.2 and 6.3 shall survive indefinitely and (iv) the covenants and agreements contemplated to be complied with or performed following the

Closing shall survive indefinitely, except that the covenants and agreements of Seller in Section 7.11 shall survive the Closing for twenty-four months. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide Claim asserted pursuant to this Agreement with respect to the breach of such a representation, warranty, covenant or agreement on or before its expiration date.

(b)           The indemnities in Sections 11.4(b)(iii), 11.4(b)(iv), 11.4(c)(i) and 11.4(c)(ii) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to Claims asserted pursuant to this Agreement with respect to the breach of such representation, warranty, covenant or agreement on or before such termination date.  The indemnities of Purchasers in Sections 11.4(b)(i), 11.4(b)(ii) and 11.4(b)(v) and Seller’s indemnity in Section 11.4(c)(iii) shall continue without time limit.

(c)           Seller shall not have any liability for any indemnification under Section 11.4(c)(i) for any representation or warranty that is not qualified by Material Adverse Effect unless and until the aggregate amount of the liability for all Claims for which Claim Notices are delivered by Purchasers pursuant thereto exceeds one percent (1%) of the Purchase Price, and then only to the extent such damages exceed such one percent (1%) of the Purchase Price.

(d)           Purchasers shall not have any liability for any indemnification under Section 11.4(b)(iv) for any representation or warranty that is not qualified by material adverse effect unless and until the aggregate amount of the liability for all Claims for which Claim Notices are delivered by Seller pursuant thereto exceeds one percent (1%) of the Purchase Price, and then only to the extent such damages exceed such one percent (1%) of the Purchase Price.

(e)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall not be required to indemnify Purchasers under Section 11.4(c)(i) for aggregate damages in excess of an amount equal to eighteen percent (18%) of the Purchase Price.

Section 11.8	Disclaimers.

(a)           EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 5 OF THIS AGREEMENT OR CONFIRMED IN THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 9.2(b), (I) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO PURCHASERS BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLER OR ANY OF THEIR AFFILIATES).

(b)           EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 5 OF THIS AGREEMENT OR CONFIRMED IN THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 9.2(b), AND WITHOUT LIMITING THE

GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR  RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (V)  THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VI) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (VII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASERS OR THEIR RESPECTIVE AFFILIATES, OR TO THE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS OF EITHER OF PURCHASERS OR OF THEIR RESPECTIVE AFFILIATES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 5 OF THIS AGREEMENT OR CONFIRMED IN THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 9.2(b), PURCHASERS SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS, AND (VIII) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.

(c)           EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT OR CONFIRMED IN THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 9.2(b), SELLER HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, ENVIRONMENTAL LIABILITIES, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT, (i) NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND (ii) PURCHASERS SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION.

Section 11.9	Waiver of Trade Practices Acts.

Purchasers hereby acknowledge the inapplicability of the Texas Deceptive Trade Practices--Consumer Protection Act, Tex. Bus. & Com. Code Ann. § 17.41 et seq. (the “DTPA”) to this transaction and hereby waives any and all duties, rights or remedies that might be imposed by the DTPA, whether such duties, rights and remedies are applied directly by the DTPA itself or indirectly in connection with other statutes.

Section 11.10	Recording.

As soon as practicable after Closing, Purchasers shall record the Conveyance in the appropriate counties and provide Seller with copies of all recorded or approved instruments.

The conveyance in the form attached as Exhibit B is intended to convey all of the Assets being conveyed pursuant to this Agreement.  Specific portions of the Assets that are leased from, or require the approval to transfer by, a governmental entity are conveyed under the Conveyance and also are described and covered by other separate assignments made by Seller to Cowtown on officially approved forms, or forms acceptable to such entity, in sufficient multiple originals to satisfy applicable statutory and regulatory requirements.  The interests conveyed by such separate assignments are the same, and not in addition to, the interests conveyed in the Conveyance attached as Exhibit B.  Further, such assignments shall be deemed to contain all of the exceptions, reservations, rights, titles, power and privileges set forth herein and in the Conveyance as fully and only to the extent as though they were set forth in each such separate assignment.

ARTICLE 12
MISCELLANEOUS

Section 12.1	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

Section 12.2	Notice.

All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by telecopy or by registered or certified mail, postage prepaid, as follows:

If to Seller:	Cowtown Pipeline L.P. 777 West Rosedale Street Fort Worth, Texas 76104 Attention: John C. Regan Telephone: (817) 665-4837 Telecopy: (817) 665-5007

With a copy to (which shall not itself constitute notice):	Cowtown Pipeline L.P. 777 West Rosedale Street Fort Worth, Texas 76104 Attention: John C. Cirone Telephone: (817) 665-4939 Telecopy: (817) 665-5021

If to Purchasers:	Quicksilver Gas Services LP Cowtown Pipeline Partners L.P. 777 West Rosedale Street Fort Worth, Texas 76104 Attention: Philip Cook Telephone: (817) 665-4833 Telecopy: (817) 665-5004

With a copy to (which shall not itself constitute notice):
Quicksilver Gas Services LP
777 West Rosedale Street
Fort Worth, Texas 76104
Attention:  John C. Cirone
Telephone:  (817) 665-4939
Telecopy:    (817) 665-5021

and

Quicksilver Gas Services LP
777 West Rosedale Street
Fort Worth, Texas 76104
Attention:  Conflicts Committee Chairman
Telephone:  (817) 807-0918

Either Seller or Purchasers may change its address for notice by notice to Seller or Purchasers, as applicable, in the manner set forth above.  All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

Section 12.3	Sales or Use Tax Recording Fees and Similar Taxes and Fees.

Purchasers shall bear any sales, use, excise, real property transfer or gain, gross receipts, goods and services, registration, capital, documentary, stamp or transfer Taxes, recording fees and similar Taxes and fees incurred and imposed upon, or with respect to, the property transfers or other transactions contemplated hereby.  Seller will determine, and Purchasers agree to cooperate with Seller in determining, sales tax, if any, that is due in connection with the sale of Assets, and Purchasers agree to pay any such tax to Seller at Closing.  If such transfers or transactions are exempt from any such Taxes or fees upon the filing of an appropriate certificate or other evidence of exemption, Purchasers will timely furnish to Seller such certificate or evidence.

Section 12.4	Expenses.

Except as provided in Section 12.3, all expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, the Conveyance delivered hereunder and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including, without limitation, all fees and expenses of counsel, accountants and financial advisers employed by Seller, shall be borne solely and entirely by Seller, and all such expenses incurred by Purchasers shall be borne solely and entirely by Purchasers.

Section 12.5	Change of Name.

As promptly as practicable, but in any case within ninety (90) days after the Closing Date, Purchasers shall eliminate the names “Cowtown Pipeline L.P.” and “Quicksilver Resources Inc.” from the Assets acquired pursuant to this Agreement and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller or any of its Affiliates.

Section 12.6	Replacement of Bonds, Letters of Credit and Guarantees.

The parties understand that none  of the bonds, letters of credit and guarantees, if any, posted by Seller with Governmental Bodies and relating to the Assets may be transferable to Purchasers.  Promptly following Closing, Seller shall provide Purchasers with reasonable assistance in obtaining, or causing to be obtained in the name of either of Purchasers and at Purchasers’ sole cost and expense, replacements for such bonds, letters of credit and guarantees, to the extent such replacements are necessary to permit the cancellation of the bonds, letters of credit and guarantees posted by Seller or to consummate the transactions contemplated by this Agreement.

Section 12.7	Governing Law and Venue.

THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.  JURISDICTION AND VENUE WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER SHALL BE PROPER ONLY IN TARRANT COUNTY, TEXAS.

Section 12.8	Captions.

The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 12.9	Waivers.

Any failure by any party or parties to comply with any of its or their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the party or parties to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 12.10	Assignment.

No party shall assign all or any part of this Agreement, nor shall any party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other party, and any assignment or delegation made without such consent shall be void.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 12.11	Entire Agreement.

This Agreement, the Exhibits and Schedules attached hereto and the documents to be executed hereunder constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

Section 12.12	Amendment.

(a)           This Agreement may be amended or modified only by an agreement in writing executed by all parties.

(b)           No waiver of any right under this Agreement shall be binding unless executed in writing by the party to be bound thereby.

Section 12.13	No Third-Party Beneficiaries.

Nothing in this Agreement shall entitle any Person other than Purchasers and Seller to any Claim, remedy or right of any kind, except as to those rights expressly provided to Seller Indemnitees or the Purchaser Indemnitees (provided, however, any claim for indemnity hereunder on behalf of a Seller Indemnitee or a Purchaser Indemnitee must be made and administered by a party to this Agreement).

Section 12.14	References.

In this Agreement:

(a)           References to any gender include a reference to all other genders;

(b)           References to the singular include the plural, and vice versa;

(c)           Unless expressly provided to the contrary, a reference to any Article or Section means an Article or Section of this Agreement;

(d)           Unless expressly provided to the contrary, reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;

(e)           Unless expressly provided to the contrary, “hereunder,” “hereof,” “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; and

(f)           “Include” and “including” shall mean include or including without limiting the generality of the description preceding such term.

Section 12.15	Construction.

Each of Seller and Purchasers has had substantial input into the drafting and preparation of this Agreement and has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transactions contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions.  In the event of a dispute over the meaning or application of this Agreement, it shall be construed fairly and reasonably and neither more strongly for nor against either party.

Section 12.16	Limitation on Damages

Notwithstanding any other provision contained elsewhere in this Agreement to the contrary, the parties acknowledge that this Agreement does not authorize one party to sue for or collect from the other party its punitive damages or its consequential or indirect damages in connection with this Agreement and the transactions contemplated hereby, and each of Seller and Purchasers expressly waive for themselves and on behalf of their respective Affiliates any and all Claims it may have against the other party or parties, as applicable, for such damages in connection with this Agreement and the transactions contemplated hereby.

Section 12.17	Conspicuousness.

The parties agree that provisions in this Agreement in “bold” type satisfy any requirements of the “express negligence rule” and any other requirements at law or in equity that provisions be conspicuously marked or highlighted.

Section 12.18	Severability.

If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either Seller or Purchasers.

Section 12.19	Time of Essence.

Time is of the essence in this Agreement.  If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

Section 12.20	Certain Actions by Purchasers.

Seller acknowledges and agrees that any (i) amendment or modification to this Agreement, (ii) waiver by Purchasers of any of Purchasers’ conditions to Closing or (iii) amendment or modification to the QRI GGA, shall require the approval of the Conflicts Committee.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto on the date first above written.

PURCHASERS:

QUICKSILVER GAS SERVICES LP

By:	Quicksilver Gas Services GP LLC,
its General Partner

By:	/s/ Thomas F. Darden
Name:	Thomas F. Darden
Title:	President and Chief Executive Officer

COWTOWN PIPELINE PARTNERS L.P.

By:	Quicksilver Gas Services Operating GP LLC,
its General Partner

	By:	/s/ Thomas F. Darden
	Name:	Thomas F. Darden
	Title:	President and Chief Executive Officer

SELLER:

COWTOWN PIPELINE L.P.

By:	Cowtown Pipeline Management, Inc.,
its General Partner

	By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President and Chief Executive Officer

# Exhibit A - System

Exhibit A - System
ALLIANCE COMPRESSION & TREATING FACILITY
Fort Worth Alliance
DENTON COUNTY
TARRANT COUNTY
Alliance Commerce A
Alliance Commerce B
Alliance D
Alliance E
Alliance M
Alliance C
Alliance L
Alliance F
Alliance A
Alliance Airport
ALLIANCE ALPHABET CROSSING H
ALLIANCE ALPHABET CROSSING G
ALLIANCE ALPHABET CROSSING J
Alliance TCN
Alliance Tech Center 1H
Alliance Tech Center 2H
Alliance Gateway Unit
Alliance Gateway
Alliance Hugg Unit
Alliance-Graphics
Alliance TCS
Crowley 1
Crowley 2
Kendall-Stephens 1
Kendall-Stephens 3
Albright
Alliance Cartwright "A"
Alliance CWN
Acrey 1
Wiggins 1
Wiggins 2
Alliance-Crossing "B"
Alliance-Crossing "A"
Alliance Freeway Unit
Brewer 1
Solid 1
Lost Spurs
Alliance Saratoga B
Alliance Saratoga A
Alliance GWS Unit
Alliance Cartwright Unit
Alliance Cozart
Floren
Alliance-Keller (East)
Alliance-Keller (West)
Legend
LEASE
PURCHASE
Facility
Well Pad
streetscarto
County
0
0.5
1
2
Miles
QUICKSILVER
GAS SERVICES LP
ALLIANCE SYSTEM
KGS PURCHASE & LEASE

EXHIBIT B

Attached to and made part of that certain
Purchase and Sale Agreement executed on December 10, 2009,
by and among Cowtown Pipeline L.P., as "Seller", and
Quicksilver Gas Services LP and Cowtown Pipeline Partners L.P., as "Purchasers"

ASSIGNMENT AND BILL OF SALE

This Assignment and Bill of Sale (this "Conveyance") by and between Cowtown Pipeline L.P., a Texas limited partnership ("Grantor"), and Cowtown Pipeline Partners L.P., a Texas limited partnership ("Grantee"), is dated this [___] day of December, 2009 but effective as of 7:00 a.m., Central Standard Time, on December 1, 2009 (the "Effective Time").

Reference is made to the Purchase and Sale Agreement more particularly described in Section 4.2.  All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Purchase and Sale Agreement.

ARTICLE 1
Conveyance of Assets

Section 1.1                      Conveyance: Grantor, in consideration of the premises and the promises, covenants and agreements contained herein, and for other good and valuable consideration, in hand paid, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, and conveys unto Grantee, all of Grantor's right, title, interest and estate, real or personal, in and to the following, excepting the Excluded Assets (collectively the "Assets"):

(a)           The portion of the natural gas gathering system that is depicted in green on the map attached hereto as Exhibit A together with all appurtenances thereto; provided, however, that such system and appurtenances shall not include any pipelines, equipment or other properties that are located upstream of the inlet flange of the meters where Hydrocarbons are delivered into the pipelines consisting of such natural gas gathering system (subject to such exclusions, the "System");

(b)           All contracts, agreements and instruments by which the other Assets are bound, or that relate to or are otherwise applicable to the other Assets, including those identified on Schedule 1.2(b) attached to the Purchase and Sale Agreement, but excluding any such contracts, agreements and instruments to the extent transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 7.7 of the Purchase and Sale Agreement and provided that such contracts, agreements and instruments shall not include the instruments constituting the Surface Contracts (as defined in Section 1.1(c));

(c)           All easements, permits, licenses, servitudes, rights-of-way, surface leases, fee interests in real property and other surface rights appurtenant to, and used or held for use primarily in connection with the System (including those identified on Schedule 1.1(c)) ("Surface Contracts"), but excluding any such easements, permits, licenses, servitudes, rights-of-way, surface leases, fee interests in real property and other such rights to the extent transfer is restricted by third party agreement or applicable Law and necessary consents to transfer are not obtained pursuant to Section 7.7 of the Purchase and Sale Agreement;

(d)           All equipment, machinery, fixtures and other tangible personal property and improvements located on or constituting a part of the System and used or held for use primarily in connection with the operation of the System ("Equipment"), and that certain 2001 Ford F250, vehicle identification number 1FTNX20L31EA87453;

(e)           All flow lines, pipelines, gathering systems, meters and appurtenances thereto constituting a part of the System or used, or held for use, primarily in connection with the operation of the System, including in each case those identified on Schedule 1.1(e) ("Pipelines");

(f)           That certain treating facility located on that certain 69.03 acre tract of land more specifically described in the instrument set forth in item A1 of Schedule 1.1(c), together with all compressors, dehydration and amine units, tanks, machinery and equipment appurtenant and relating exclusively to such treating facility (the "Facility"); and

(g)           All land files; gas contract files; gas gathering and processing files; abstracts; title opinions; land surveys; maps; engineering data and reports; reserve or volume data provided by any third party in connection with the negotiation of any gas gathering agreement that constitutes a Material Contract; other books, records, data, files and accounting records, in each case to the extent related primarily to the Assets, or used or held for use primarily in connection with the maintenance or operation thereof; and all computer or communications software used in connection with monitoring and running the Facility, but excluding (i) any books, records, data, files, maps and accounting records to the extent disclosure or transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 7.7 of the Purchase and Sale Agreement, (ii) computer or communications software that is not used in connection with monitoring and running the Facility or intellectual property (including tapes, codes, data and program documentation and all manifestations and technical information relating thereto), (iii) attorney-client privileged communications and work product of Grantor's legal counsel (other than title opinions), (iv) except to the extent constituting reserve or volume data described above in this Section 1.1(g), reserve studies and evaluations, and (v) records relating to the negotiation and consummation of the sale of the Assets (subject to such exclusions, the "Records").

Section 1.2                      Excluded Assets: Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated hereby (collectively, the "Excluded Assets"):

(a)   All corporate, financial, income and franchise tax and legal records of Grantor that relate to Grantor's business generally (whether or not relating to the Assets), and all books, records and files that relate to the Excluded Assets and those records retained by Grantor pursuant to Section 1.1(g) and copies of any other Records retained by Grantor pursuant to Section 1.5 of the Purchase and Sale Agreement;

(b)   Except to the extent expressly constituting a portion of the Records, all geological and geophysical data (including all seismic data, including reprocessed data) and all logs, interpretive data, technical evaluations, technical outputs, reserve estimates and economic estimates;

(c)   Other than any CoServ Reimbursement, all rights to any refund of Taxes or other costs or expenses borne by Grantor or Grantor's predecessors in interest and title attributable to periods prior to the Effective Time;

(d)   Grantor's area-wide bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Grantor's business generally;

(e)   Those items listed in Schedule 1.2(e);

(f)   All trade credits, account receivables, note receivables, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time;

(g)   Except to the extent expressly described in Section 1.1(d), all right, title and interest of Grantor in and to vehicles used primarily in connection with the Assets;

(h)   All rights, titles, claims and interests of Grantor or any Affiliate of Grantor (i) to or under any policy or agreement of insurance or any insurance proceeds to the extent attributable to the period prior to the Effective Time, and (ii) to or under any bond or bond proceeds;

(i)   Any patent, patent application, logo, service mark, copyright, trade name or trademark of or associated with Grantor or any Affiliate of Grantor or any business of Grantor or of any Affiliate of Grantor;

(j)   All easements and rights-of-way listed in Schedule 1.2(j), together with all flow lines, pipelines, equipment, machinery, fixtures and other tangible personal property and improvements located thereon or related thereto; and

(k)   Any pipelines, equipment or other properties that are located upstream of the inlet flange of the meters where Hydrocarbons are delivered into the Pipelines.

TO HAVE AND TO HOLD the Assets unto Grantee, its successors and assigns, forever, subject, however, to the terms and conditions of this Conveyance.

ARTICLE 2
Limited Warranty and Disclaimers

As of the Closing Date, Grantor warrants to Grantee that it has Defensible Title to the easements, rights-of-way, surface leases and fee interests in real property identified on Schedule 1.1(c) against all persons claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise.

Except for the limited warranty set forth in this Article 2 and the representation and warranty set forth in Section 5.21 of the Purchase and Sale Agreement, Grantor makes no representation or warranty, express, implied, statutory or otherwise, with respect to Grantor's title to any of the Assets.  Grantor hereby assigns to Grantee all rights of substitution and subrogation in and to all of the rights, claims, and causes of action on warranties given or made by any predecessor (other than an Affiliate) of Grantor, to the extent Grantor may legally transfer such rights.

EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 5 OF THE PURCHASE AND SALE AGREEMENT, CONFIRMED IN THE CERTIFICATE OF GRANTOR DELIVERED TO GRANTEE AND KGS ON EVEN DATE HEREWITH PURSUANT TO SECTION 9.2(b) OF THE PURCHASE AND SALE AGREEMENT, OR IN ARTICLE 2 OF THIS CONVEYANCE (I) GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) GRANTOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO GRANTEE OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO GRANTEE BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF GRANTOR OR ANY OF THEIR AFFILIATES).

EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 5 OF THE PURCHASE AND SALE AGREEMENT, CONFIRMED IN THE CERTIFICATE OF GRANTOR DELIVERED TO GRANTEE AND KGS ON EVEN DATE HEREWITH PURSUANT TO SECTION 9.2(b) OF THE PURCHASE AND SALE AGREEMENT, OR IN ARTICLE 2 OF THIS CONVEYANCE, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GRANTOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (V) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VI) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (VII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO GRANTEE OR ITS AFFILIATES, OR TO ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AND SALE AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 5 OF THE PURCHASE AND SALE AGREEMENT OR CONFIRMED IN THE CERTIFICATE OF GRANTOR DELIVERED TO GRANTEE AND KGS ON EVEN DATE HEREWITH, GRANTEE IS DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS, AND (VIII) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.

EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THE PURCHASE AND SALE AGREEMENT OR CONFIRMED IN THE CERTIFICATE OF GRANTOR DELIVERED TO GRANTEE ON EVEN DATE HEREWITH PURSUANT TO SECTION 9.2(b) OF THE PURCHASE AND SALE AGREEMENT, GRANTOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, ENVIRONMENTAL LIABILITIES, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THE PURCHASE AND SALE AGREEMENT, (i) NOTHING IN THE PURCHASE AND SALE AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND (ii) GRANTEE SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION.

ARTICLE 3
Assumption of Obligations

Section 3.1                      Assumed Seller Obligations: Without limiting Grantee’s rights to indemnity under Section 11.4(c) of the Purchase and Sale Agreement and subject to the limitations set forth in Section 11.7 therein, effective on the date of this Conveyance, Grantee assumes and agrees to fulfill, perform, pay and discharge the Assumed Seller Obligations.

Section 3.2                      NORM:  Grantee acknowledges that the Assets have been used for the gathering and transportation of Hydrocarbons and that there may be petroleum, produced water, wastes or other substances or materials located in, on or under the System or associated with the Assets.  Equipment and sites included in the Assets may contain asbestos, hazardous substances or NORM.  NORM may affix or attach itself to the inside of pipes, materials, and equipment as scale or in other forms.  The pipes, materials and equipment (including, without limitation, the Equipment) included in the Assets may contain NORM and other wastes or hazardous substances.  NORM-containing material and/or other wastes or hazardous substances may have come in contact with various environmental media, including, without limitation, water, soils or sediment.  Special procedures may be required for the assessment, remediation, removal, transportation or disposal of environmental media, wastes, asbestos, hazardous substances and NORM from the Assets.

ARTICLE 4
Miscellaneous

Section 4.1                      Further Assurances: After Closing, without further consideration, Grantor and Grantee each agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other party for carrying out the purposes of this Conveyance.

Section 4.2                      Conveyance Subject to Purchase and Sale Agreement: This Conveyance is expressly subject to the terms and conditions of that certain Purchase and Sale Agreement by and between Cowtown Pipeline L.P., as "Seller", and Quicksilver Gas Services LP ("KGS") and Cowtown Pipeline Partners L.P., as "Purchasers", executed on December 10, 2009 (the "Purchase and Sale Agreement").  If there is a conflict between the terms of this Conveyance and the Purchase and Sale Agreement, the terms of the Purchase and Sale Agreement shall control.

Section 4.3                      Successors and Assigns: This Conveyance shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.4                      Titles and Captions: All article or section titles or captions in this Conveyance are for convenience only, shall not be deemed part of this Conveyance and in no way define, limit, extend, or describe the scope or intent of any provisions hereof.  Except to the extent otherwise stated in this Conveyance, references to “Articles” and “Sections” are to Articles and Sections of this Conveyance, and references to "Exhibits" and “Schedules” are to Exhibits and Schedules attached to this Conveyance, which are made parts hereof for all purposes.

Section 4.5                      Filings:  As a matter of convenience and not as a limitation to the Assets transferred by this Conveyance, the parties hereto may file counterparts of this Conveyance that only include the descriptions of those Assets that are located in the jurisdiction where such Conveyance is filed.  A fully-executed original of this Conveyance (including the descriptions of all Assets transferred by this Conveyance) shall be maintained at the offices of Grantee.

Section 4.6                      Governing Law:  This Conveyance and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflicts of laws otherwise applicable to such determinations.

Section 4.7                      Counterparts:  This Conveyance may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned hereby execute this Conveyance to be effective as of the Effective Time.

GRANTOR:

COWTOWN PIPELINE L.P.

By:	Cowtown Pipeline Management, Inc.,
Its General Partner

By:
Name:
Title:

GRANTEE:

COWTOWN PIPELINE PARTNERS L.P.,

By:	Quicksilver Gas Services Operating GP LLC,
Its General Partner

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on the _____ day of December, 2009, by __________, ____________ of Cowtown Pipeline Management, Inc., a Texas corporation, General Partner of Cowtown Pipeline L.P., a Texas limited partnership, on behalf of said limited partnership.

(Seal/Stamp)
Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on the _____ day of December, 2009, by ___________, ____________ of Quicksilver Gas Services Operating GP LLC, a Delaware limited liability company, the General Partner of Cowtown Pipeline Partners L.P., a Texas limited partnership, on behalf of said limited partnership.

(Seal/Stamp)
Notary Public, State of Texas

EXHIBIT C

Attached to and made part of that certain
Purchase and Sale Agreement executed on December 10, 2009,
by and among Cowtown Pipeline L.P., as "Seller", and
Quicksilver Gas Services LP and Cowtown Pipeline Partners L.P., as "Purchasers"

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is made and entered into as of this [__]day of December, 2009, and effective as of 7:00 a.m., Central Standard Time, on December 1, 2009 (the "Effective Time") by and between Cowtown Pipeline L.P., a Texas limited partnership ("Lessor"), and Cowtown Pipeline Partners L.P., a Texas limited partnership ("Lessee").

W I T N E S S E T H:

WHEREAS, Lessor, as "Seller", and Quicksilver Gas Services LP and Lessee, as "Purchasers", entered into that certain Purchase and Sale Agreement on December 10, 2009 (the "Purchase Agreement");

WHEREAS, pursuant to the terms of the Purchase Agreement, (a) the easements and rights-of-way listed in Part I of Exhibit A (the "Group I Easements"), (b) the easements and rights-of-way listed in Part II of Exhibit A (the "Group II Easements"), and (c) all flow lines, pipelines, equipment, machinery, fixtures and other tangible personal property and improvements located on and related to the Group I Easements or the Group II Easements (collectively, the "Easement Assets"; the Group I Easements, the Group II Easements and the Easement Assets being hereinafter referred to collectively as the "Premises"), were in each case retained by Lessor and not included in the Assets transferred and conveyed to Lessee at Closing;

WHEREAS, the parties hereto desire to enter into this Lease pursuant to the terms of the Purchase Agreement to set forth the terms and conditions upon which Lessor desires to lease the Premises to Lessee and Lessee desires to lease the Premises from Lessor.

NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual agreements hereinafter set forth, Lessor and Lessee covenant and agree as follows:

ARTICLE 1
DEMISE OF PREMISES AND TERM

Section 1.1   Demise of Premises and Term.  In consideration of the rents, covenants, and agreements set forth herein and subject to the terms and conditions hereof, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, (a) the Group I Easements and the Easement Assets located thereon and related thereto for a term commencing at the Effective Time and ending at 11:59 p.m., Central Standard Time, on December 29, 2011 (the "Group I Easement Term") and (b) with respect to each Group II Easement and the Easement Assets located thereon and related thereto, for a term commencing on the date of this Lease and ending on the expiration of the term of such Group II Easement (such term applicable to a Group II Easement and the Easement Assets located thereon and related thereto being hereinafter called the "Group II Easement Term"; together with the Group I Easement Term hereinafter referred to as the "Term").

Section 1.2   Release of Group I Easements and Easement Assets.  The parties hereto acknowledge that Lessee will be seeking to obtain new easements and rights-of-way covering the lands covered by the Group I Easements (a "Replacement Easement") from the respective owner or owners of such lands in order to construct and lay a natural gas gathering line on such lands (the "Replacement Line").  Once the Replacement Line has been installed on or within the land covered by a Replacement Easement and such Replacement Line is in service, Lessee shall promptly deliver to Lessor written notice thereof, which notice shall identify (a) each Group I Easement (or portion thereof) covered by such Replacement Easement and (b) the aggregate number of linear feet of each pipeline attributable to each such Group I Easement that was leased by Lessee pursuant hereto, and each such Group I Easement and the related Easement Assets shall be released from the Premises and this Lease effective as of the last day of the month following the month Lessor receives such written notice and thereafter the Rent to be paid by Lessee shall be reduced by an amount equal to the product of (i) $1.57 multiplied by (ii) the aggregate number of linear feet of the pipelines attributable to each such Group I Easement.

Section 1.3   Release of Group II Easements and Easement Assets.  In the event Lessor obtains, complies with or otherwise satisfies all Transfer Requirements with respect to a Group II Easement, such Group II Easement and the related Easement Assets shall automatically be released from the Premises and this Lease effective as of the Closing Date (as such term is defined in Section 7.7(b) of the Purchase Agreement) applicable to such Group II Easement and related Easement Assets.

ARTICLE 2
RENT

Section 2.1   Rent.  As rental for the Premises during the Term, Lessee agrees to pay to Lessor on or before the last day of each month during the Term an amount equal to $179,553.05 (the "Rent"), which amount shall be reduced from time to time in accordance with and pursuant to Section 1.2; provided, however, that from and after the expiration of the Group I Easement Term the Rent shall be equal to $100 per annum to be paid by Lessee to Lessor on or before the last day of each year during the remainder of the Term.  All Rent to be paid by Lessee to Lessor in this Lease shall be payable in lawful money of the United States of America, at Lessor's address set forth in Section 11.5.

Section 2.2   Net Lease.  Except as herein otherwise expressly provided, this Lease is a net lease and Lessor shall not at any time be required to pay any charges or costs associated with the maintenance, repair, alteration or improvement of the Premises or to provide any services or do any act or thing with respect to the Premises or any part thereof or any appurtenances thereto, and the Rent reserved herein shall be paid without any claim on the part of Lessee for diminution, setoff or abatement and nothing shall suspend, abate or reduce any Rent to be paid hereunder.

ARTICLE 3
CONDUCT OF BUSINESS

Section 3.1   Use of Premises.  Lessee is accepting this Lease subject to the terms of the Group I Easements and the Group II Easements and shall have the right to use the portion of the Premises covered by each of such easements for the purpose allowed thereby.  Lessee shall use and operate the Premises in accordance with the terms of the Group I Easements and Group II Easements, as applicable.

Section 3.2   Governmental Regulations.  Lessee shall, at Lessee's sole cost and expense, at all times comply with all applicable requirements (including, without limitation, requirements under Environmental Laws) of all Governmental Bodies now in force, or which may hereafter be in force, pertaining to this Lease or the Premises, and shall faithfully observe all Laws now in force or which may hereafter be in force pertaining to this Lease or the Premises or the use, maintenance or operation of the Premises.  Lessee shall give prompt written notice to Lessor of Lessee's receipt from time to time of any notice of non-compliance, order or other directive from any Governmental Body or other Person relating to this Lease or the Premises.

Section 3.3   Payment to Landowners.  To the extent any of the Group I Easements or Group II Easements require on-going payments by the holder of the benefit of the right created thereby, Lessee shall make such on-going payments and, upon request of Lessor from time to time, furnish to Lessor evidence of such payment.

Section 3.4   Alterations.  Except as permitted in Section 4.1 or except to the extent necessary to construct and lay the Replacement Line on the lands covered by a Replacement Easement, Lessee shall not make any alteration, addition, improvement or other change to the Premises without receiving Lessor's prior written consent.  Any alteration, addition, improvement or other change to the Premises by Lessee which is permitted hereunder shall be made in a good and workmanlike manner and in accordance with all applicable Laws and the terms of the applicable Group I Easement or Group II Easement.  Except to the extent constituting a Replacement Line, any such alteration, addition, improvement or other change shall at once become the property of Lessor and shall be surrendered to Lessor upon termination of this Lease as to the affected Group I Easements or, at Lessor's option exercisable by notice to Lessee, disconnected and removed from such easements at Lessee's expense within sixty (60) days after receiving such written notice from Lessor, which notice by Lessor shall be given, if at all, no later than thirty (30) days prior to the termination of this Lease as to such easements.  Lessee shall not have the right or power to create or permit any lien of any kind or character on the Premises by reason of repair or construction or other work except such liens as Lessee is contesting in good faith by appropriate actions.  Except for purposes of making repairs thereto pursuant to this Lease or as required by applicable Law or by the terms of the applicable Group I Easement or Group II Easement, Lessee shall not remove from the Premises any portion of the Easement Assets without Lessor's prior written consent.

ARTICLE 4
MAINTENANCE OF PREMISES

Section 4.1   Maintenance by Lessee.  Except as otherwise expressly provided in Article 7 with regard to damage or destruction, Lessee shall at its sole cost, risk and expense at all times keep the Premises in good order and repair and make all necessary repairs thereto.  When used in this Section 4.1, the term "repairs" shall include all necessary replacements, renewals, alterations and additions.  All repairs made by Lessee shall be at least equal in quality and class to the original work and shall be made in a good and workmanlike manner and in accordance with all applicable laws, rules, regulations and other requirements of applicable Governmental Authorities having jurisdiction.

Section 4.2   Lessor's Access.  Lessor and Lessor's authorized representatives shall have the right to enter upon the Premises at all reasonable times for the purposes of inspecting the same and determining whether the conditions and covenants contained in this Lease are being kept and performed.  Such inspection and determination shall not unreasonably interfere with Lessee's operation of the Premises.  Lessor or its representatives shall abide by all reasonable safety requirements of Lessee, and Lessor shall indemnify and hold Lessee harmless from any damage or injury caused to the Premises, Lessee or third parties as a result of Lessor carrying out such inspections.

Section 4.3   Surrender of Premises.  Lessee shall, (a) with respect to the Group I Easements and the Easement Assets located thereon and related thereto, surrender the same to Lessor in as good condition as it received the same, ordinary wear and tear, and all alterations, improvements, and additions permitted under Section 3.4, excepted, at the expiration of the Group I Easement Term, or at any earlier termination of this Lease, and (b) with respect to a Group II Easement and the Easement Assets located thereon and related thereto, in as good condition as it received the same, ordinary wear and tear, and all alterations, improvements, and additions permitted under Section 3.4, excepted, at the expiration of the Group II Easement Term applicable to such Group II Easement, or at any earlier termination of this Lease.  Notwithstanding the foregoing, Lessee shall, at its sole cost and expense, remove or cause to be removed all Hazardous Materials (i) from the Group I Easements on or before the expiration of the Group I Easement Term and (ii) from a Group II Easement on or before the expiration of the Group II Easement Term applicable to such Group II Easement.

ARTICLE 5
TAXES, ASSESSMENTS

Section 5.1   Obligation to Pay Taxes.  Lessor shall pay or cause to be paid during the Term, all federal, state and local ad valorem taxes, assessments, and other charges assessed by any Governmental Body against or with respect to the Premises or the use or operation thereof (such taxes and assessments being hereinafter called "Taxes") prior to the time the same become delinquent.  Lessee shall reimburse Lessor (or its designee) for all Taxes promptly after the same are paid by or on behalf of Lessor.

Section 5.2   Manner of Payment.  All Taxes to be paid by Lessor or on behalf of Lessor shall be paid directly to the applicable taxing authority prior to delinquency and Lessor shall promptly thereafter provide Lessee with evidence of such payment.  The certificate issued or given by the appropriate officials authorized or designated by Law to issue or give the same or to receive payment of such Taxes shall be prima facie evidence of the existence, payment, nonpayment and amount of such Taxes.

Section 5.3   Taxes on Lessee's Property.  Lessee at all times shall be responsible for and shall pay or cause to be paid all taxes levied or assessed on any leasehold interest, any right of occupancy, any investment of Lessee in the Premises, or any personal property of any kind owned, installed or used by Lessee in or about the Premises, including Lessee's leasehold improvements, equipment, and trade fixtures.

ARTICLE 6
INSURANCE

Section 6.1   Insurance Requirements.  Lessee shall obtain and maintain insurance relating to the Premises and the activities thereon or associated therewith containing coverage in such amounts and on such terms as are reasonably acceptable to Lessor from a third party insurance provider who is reasonably acceptable to Lessor.  Upon request by Lessor from time to time, Lessee shall provide to Lessor certificates of insurance or original copies of insurance policies (as requested by Lessor) evidencing that insurance satisfying the requirements of this Lease is in effect at all times.

Section 6.2   Waiver of Subrogation.  Anything in this Lease to the contrary notwithstanding, to the extent permitted by Law Lessee waives any and all rights of recovery, claim, action or cause of action against Lessor and its agents, officers and employees for any loss or damage that may occur to the Premises by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause of origin, including negligence (sole or otherwise) of Lessor or its agents, officers and employees.

ARTICLE 7
DAMAGE OR DESTRUCTION

Lessee shall promptly notify Lessor in writing of any damage to or destruction of the Premises caused by fire or other casualty.  If the Premises are wholly or partially damaged or destroyed by fire or other casualty, then this Lease shall continue in full force and effect, and Lessee shall (a) bear all costs and expenses associated with such damage or destruction and (b) to the extent applicable, promptly and diligently rebuild or replace at Lessee's sole cost and expense the portion of the Easement Assets affected by such damage or destruction to substantially the same condition existing prior to such damage or destruction.  All such replacement or rebuilding shall be performed in a good and workmanlike manner and in accordance with all applicable permits and authorizations, building and zoning Laws, and with all requirements of all applicable Governmental Bodies, any applicable national or local board of fire underwriters, or any other body exercising such functions and with the terms of the applicable Group I Easement or Group II Easement.

ARTICLE 8
EMINENT DOMAIN

Section 8.1   Total Condemnation of Premises.  If the whole of the Premises are acquired or condemned by eminent domain for any public or quasi-public use or purpose, then this Lease shall terminate as of the date title vests in any public agency.  All rentals and other charges owing hereunder shall be prorated as of such date.

Section 8.2   Partial Condemnation.  If any part of the Premises is acquired or condemned as set forth in Section 8.1, then this Lease shall terminate as to the portion of the Premises so acquired or condemned as of the date title vests in such Premises in any public agency.  In the event of such termination, Lessee's obligations hereunder to the extent relating to such portion of the Premises shall cease as of the effective date of such termination and, to the extent such termination affects a Group I Easement, the Rent shall be proportionately reduced by an amount equal to the reduction that would have occurred pursuant to Section 1.2 as of the effective date of such termination.

Section 8.3   Damages.  Lessor shall be entitled to any award and all damages payable as a result of any condemnation or taking of any of the Group I Easements or the Group I Easement Assets, whether such award or damages are awarded as compensation for diminution in value of the leasehold of such Premises.  Lessee shall be entitled to any award and all damages payable as a result of any condemnation or taking of any of the Group II Easements or the Easement Assets located thereon and related thereto, whether such award or damages are awarded as compensation for diminution in value of the leasehold of such Premises.  Lessee shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all damage to Lessee's business by reason of the condemnation, including loss of value of any unexpired portion of the Term, and for or on account of any cost or loss to which Lessee might be put in removing Lessee's merchandise, fixtures, leasehold improvements and equipment from the Premises.

ARTICLE 9
ASSIGNMENT AND SUBLETTING

Section 9.1   Assignment by Lessor.  Lessor shall have the right to assign or transfer all or any part of Lessor's right and obligation hereunder and in the Premises.  Such assignments or transfers may be made to any Person and the transferor shall automatically be released from all obligations of Lessor under this Lease arising from and after the date of such assignment or transfer.

Section 9.2   Assignment and Sublease by Lessee.  Lessee shall not assign or in any manner transfer this Lease or Lessee's estate or interest herein or sublet the Premises or any part or parts thereof without the prior written consent of Lessor, and any attempt to do any of the foregoing without the prior written consent of Lessor shall be void and of no effect.

ARTICLE 10
INDEMNITY

Section 10.1   Indemnity.  Lessee agrees to be responsible for and indemnify, defend, release and hold harmless the Seller Indemnitees from and against all Claims arising out of, incident to or in connection with (a) Lessee's failure to comply with the terms and conditions set forth in this Lease or (b) any and all activities performed by or on behalf of Lessee from and after the date of this Lease which relate to the possession, use or operation of the Premises or the laying, use and operation of the Replacement Line WITHOUT REGARD TO THE CAUSE OR CAUSES OF ANY CLAIM, INCLUDING, WITHOUT LIMITATION, ANY CLAIM CAUSED IN WHOLE OR IN PART BY (i) THE NEGLIGENCE (WHETHER SOLE, JOINT, CONCURRENT, COMPARATIVE, CONTRIBUTORY, ACTIVE OR PASSIVE), STRICT LIABILITY OR OTHER FAULT (BUT EXCLUDING GROSS NEGLIGENCE AND WILLFUL MISCONDUCT) OF THE SELLER INDEMNITEES, INVITEES AND/OR THIRD PARTIES AND/OR (ii) A PRE-EXISTING DEFECT, WHETHER PATENT OR LATENT, OF THE PREMISES.

Section 10.2   Survival.  Notwithstanding anything contained in this Lease to the contrary, the provisions of this Article 10 shall survive the expiration or earlier termination of this Lease.

ARTICLE 11
GENERAL PROVISIONS

Section 11.1   Severability.  The invalidity or unenforceability of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity or enforceability of any other provision hereof.

Section 11.2   Time of Essence.  Time is of the essence in this Lease.  If the date specified in this Lease for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

Section 11.3   Captions.  The headings to Articles, Sections and other subdivisions of this Lease are inserted for convenience of reference only and will not affect the meaning or interpretation of this Lease.

Section 11.4   Entire Agreement; Amendment.  This Lease, including the Exhibits attached hereto, constitutes the entire agreement and understanding between the parties hereto with respect to the lease of the Premises, and supersedes all prior and contemporaneous agreements and undertakings of the parties hereto.  This Lease may be modified in writing only, signed by the parties in interest at the time of modification.

Section 11.5   Notices.  All notices that are required or may be given pursuant to this Lease shall be sufficient in all respects if given in writing and delivered personally, by telecopy or by registered or certified mail, postage prepaid, as follows:

If to Lessor:	Cowtown Pipeline L.P. 777 West Rosedale Street Fort Worth, Texas 76104 Attention: Stan Page Telephone: (817) 665-5480 Telecopy: (817) 665-5013
With a copy to (which shall not itself constitute notice):	Cowtown Pipeline L.P. 777 West Rosedale Street Fort Worth, Texas 76104 Attention: John C. Cirone Telephone: (817) 665-4939 Telecopy: (817) 665-5021
If to Lessee:	Cowtown Pipeline Partners L.P. 777 West Rosedale Street Fort Worth, Texas 76104 Attention: Cliff Rupnow Telephone: (817) 665-4970 Telecopy: (817) 665-5008
With a copy to (which shall not itself constitute notice):	Cowtown Pipeline Partners L.P. 777 West Rosedale Street Fort Worth, Texas 76104 Attention: Regina Himelfarb Telephone: (817) 665-5425 Telecopy: (817) 665-5021

Either party hereto may change its address for notice by notice to the other in the manner set forth above.  All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

Section 11.6   Waivers.  No waiver or waivers of any breach or default or any breaches or defaults by either party of any term, condition or liability of or performance by the other party of any duty or obligation hereunder shall be deemed or construed to be a waiver or waivers of subsequent breaches or defaults of any kind, character or description under any circumstance.  The acceptance of Rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

Section 11.7   No Partnership.  The relationship between Lessor and Lessee at all times shall remain solely that of landlord and tenant and shall not be deemed a partnership or joint venture.

Section 11.8   No Third Party Beneficiaries.  This Lease inures to the sole and exclusive benefit of Lessor and Lessee, their respective successors, legal representatives and permitted assigns, and confers no benefit on any third party.

Section 11.9   Mutual Cooperation; Further Assurances.  Upon request by either party hereto from time to time during the Term, the other party hereto agrees to execute and deliver all such other and additional instruments, notices and other documents and do all such other acts and things as may be necessary to carry out the purposes of this Lease and to more fully assure the parties' rights and interests provided for hereunder.

Section 11.10         Binding Effect.  Except as herein otherwise expressly provided, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing in this Section 11.10 shall be construed to waive the conditions elsewhere contained in this Lease applicable to assignment or subletting of the Premises by Lessee.

Section 11.11         Remedies.  If, by the terms of this Lease, Lessee is required to do or perform any act or to pay any sum to a third party, and fails or refuses to do so, Lessor, after ten (10) days written notice to Lessee, without waiving any other right or remedy available at Law or in equity for such default, may do or perform such act, at Lessee's expense, or pay such sum for and in behalf of Lessee, and the amounts so expended by Lessor shall be repayable on demand, and bear interest from the date expended by Lessor until paid at a rate equal to the lesser of (a) [____ percent (__%)] or (b) the maximum non-usurious rate of interest permitted to be charged Lessee under applicable law.  Past due Rent and any other past due payments required hereunder shall bear interest from maturity until paid at the interest rate set forth in this Section 11.11.

Section 11.12         Choice of Law; Venue.  THIS LEASE AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.  JURISDICTION AND VENUE WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER SHALL BE PROPER ONLY IN TARRANT COUNTY, TEXAS.

Section 11.13         No Warranty.  Notwithstanding anything herein contained to the contrary, Lessor makes no representation or warranty, express, implied, statutory or otherwise, with respect to Lessor's title to any of the Premises.

Section 11.14         Construction.  Any capitalized term used but not otherwise defined in this Lease shall have the meaning given to such term in the Purchase Agreement.  All references in this Lease to an "Article," "Section," or "subsection" shall be to an Article, Section, or subsection of this Lease, unless the context requires otherwise.  Unless the context otherwise requires, the words "this Lease," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Lease as a whole and not to a particular Article, section, subsection, clause or other subdivision hereof.  Any references in this Lease to (a) any gender include a reference to all other genders and (b) the singular include the plural, and vice versa.

Section 11.15         Exhibits.  Unless expressly provided to the contrary, reference to any Exhibit means an Exhibit to this Lease, all of which are incorporated into and made a part of this Lease.

Section 11.16         Survival.  Notwithstanding anything herein contained to the contrary, all obligations of Lessor and Lessee that shall have accrued under this Lease prior to the expiration or earlier termination hereof shall survive such expiration or termination to the extent the same remain unsatisfied as of the expiration or earlier termination of this Lease.  Lessor and Lessee further expressly agree that all provisions of this Lease which contemplate performance after the expiration or earlier termination hereof shall survive such expiration or earlier termination of this Lease.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have executed this Lease to be effective as of the day first hereinabove written.

LESSOR:

COWTOWN PIPELINE L.P.

By:	Cowtown Pipeline Management, Inc.,
Its General Partner

By:
Name:
Title:

LESSEE:

COWTOWN PIPELINE PARTNERS L.P.

By:	Quicksilver Gas Services Operating GP LLC,
Its General Partner

By:
Name:
Title:

EXHIBIT D

Attached to and made part of that certain
Purchase and Sale Agreement executed on December 10, 2009,
by and among Cowtown Pipeline L.P., as "Seller", and
Quicksilver Gas Services LP and Cowtown Pipeline Partners L.P., as "Purchasers"

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”) dated as of December 10, 2009, by Quicksilver Resources Inc., a Delaware corporation (“Guarantor”), to and in favor of Quicksilver Gas Services LP, a Delaware limited partnership, and Cowtown Pipeline Partners L.P., a Texas limited partnership (collectively, the “Beneficiaries”).

RECITALS

A.           Cowtown Pipeline L.P., a Texas limited partnership (“Seller”), entered into that certain Purchase and Sale Agreement with the Beneficiaries on even date herewith (the “Purchase Agreement”).

B.           Guarantor indirectly owns equity interests in Seller.

C.           To induce the Beneficiaries to enter into the transactions evidenced by the Purchase Agreement, Seller is required to deliver this Guaranty, duly executed by Guarantor, to the Beneficiaries contemporaneously with the execution of the Purchase Agreement by Seller and the Beneficiaries.

D.           The guarantees provided in this Guaranty are reasonably expected to benefit, directly or indirectly, Guarantor, and entering into and executing this Guaranty is in the best interest of Guarantor.

E.           Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Purchase Agreement.

AGREEMENTS

IN CONSIDERATION of the foregoing, Guarantor agrees as follows:

1.   Obligations

Subject to Section 8 of this Guaranty, Guarantor irrevocably and unconditionally guarantees to the Beneficiaries the due and punctual payment and performance of all present and future payments, indemnifications or other obligations required to be performed by Seller to the Beneficiaries which now exist or hereafter arise under the Purchase Agreement (the “Obligations”).

2.   Nature of Guaranty

(a)           This Guaranty is a guarantee of payment and performance and not of collection and may be enforced by the Beneficiaries directly against Guarantor without any requirement that the Beneficiaries must first exercise their rights against Seller.  There are no conditions precedent to the enforcement of this Guaranty.  The obligations of Guarantor hereunder shall be continuing, absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)           any change in the name, the capital, or the partnership documents of Seller;

(ii)           any amalgamation, merger or re-organization of Seller (in which case this Guaranty shall apply to the corporation, limited liability company, partnership or other entity, as the case may be, resulting or continuing therefrom);

(iii)           at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(iv)           the Obligations shall be modified, supplemented, increased or amended in any respect or any right under the Purchase Agreement or any other agreement or instrument relating thereto (other than this Guaranty) shall be waived or any other guarantee of the Obligations or any other letter of credit, guaranty or security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(v)           at any time, the Obligations, the Purchase Agreement or any other agreement or instrument relating thereto shall cease to be valid or enforceable, other than the termination of the Purchase Agreement in accordance with its terms; or

(vi)           one of the following events shall occur with respect to Guarantor: (a) Guarantor institutes a voluntary case seeking liquidation or reorganization under applicable bankruptcy law or shall consent to the institution of an involuntary case thereunder against it; (b) Guarantor files a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable Law, or shall consent thereto; (c) Guarantor applies for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) Guarantor makes an assignment for the benefit of creditors; (e) Guarantor admits in writing its inability to pay its debts generally as they become due; (f) if an involuntary case shall be commenced seeking the liquidation or reorganization of Guarantor under applicable bankruptcy law or any similar proceeding shall be commenced against Guarantor under any other applicable Law and (i) the petition commencing the involuntary case is not timely controverted; (ii) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing; (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of Guarantor and such appointment is not vacated within sixty (60) days; or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of Guarantor or of all or a part of its property, shall have been entered; or (g) any other similar relief shall be granted against Guarantor under any applicable Law.

(b)           This Guaranty constitutes a guarantee of payment and performance and not of collection, and the obligations of Guarantor under this Guaranty are primary obligations of Guarantor, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Seller or any other Person or whether Seller or any other Person is joined in such action or actions.

(c)           Guarantor warrants and agrees that each of the waivers and consents set forth in this Guaranty are made voluntarily and unconditionally after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Seller or any other Person.  If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable Law, such waivers and consents shall be effective to the maximum extent permitted by Law.

3.   Liability as Primary Debtor

All debts, liabilities and obligations incurred by Seller to the Beneficiaries under or pursuant to the Purchase Agreement shall form part of the Obligations despite (a) any incapacity, disability, or lack or limitation of status, authorization or power of Seller or any of its directors, officers or agents (other than incapacity, disability or lack or limitation of status, authorization or power of which the Beneficiaries have been given actual notice by Seller or Guarantor); (b) Seller not being a legal entity; (c) the bankruptcy, insolvency, dissolution or liquidation of Seller; and (d) any lack of a written contract or of execution of documents by Seller if Seller has agreed in writing with the Beneficiaries to be bound by transactions without such writing or execution.  Any such debts, liabilities and obligations which may not be recoverable from Guarantor as guarantor shall be recoverable from Guarantor as principal debtor upon demand and with interest, calculated and payable as provided in this Guaranty.

4.   Continuing Guaranty

This is a continuing guarantee and shall apply to and secure the payment and performance of all Obligations.  This Guaranty shall be reinstated if at any time any payment of any Obligation is rescinded or must otherwise be restored or returned by the Beneficiaries upon the insolvency, bankruptcy or reorganization of Seller or for any other reason whatsoever, all as though such payment had not been made.

5.   Term

This Guaranty will remain in full force and effect (a) with respect to the Obligations arising under Section 7.10 of the Purchase Agreement, until March 31, 2019, and (b) with respect to all other Obligations arising under the Purchase Agreement, until thirty (30) months from the Closing Date.  Any such termination shall not affect Guarantor’s liability for amounts due pursuant to Obligations with respect to any written notice of claim or demand given to Guarantor by the Beneficiaries prior to (i) March 31, 2019, with respect to the Obligations arising under Section 7.10 of the Purchase Agreement, or (ii) the expiration of such thirty (30) month period, with respect to all other Obligations arising under the Purchase Agreement.

6.   Right to Payment

Guarantor’s liability under this Guaranty will not be affected by the existence, validity, enforceability, perfection or extent of any collateral or security for the Obligations.  The Beneficiaries shall not be obligated to file any claim relating to the Obligations if Seller becomes subject to a bankruptcy, reorganization or similar proceeding and the failure of the Beneficiaries to do so shall not affect Guarantor’s obligations under this Guaranty.  Except as provided in Section 8 of this Guaranty, the Beneficiaries shall not be bound to seek or exhaust their recourse against Seller or any other Person or to realize on any security it may hold in respect of the Obligations before being entitled to payment under this Guaranty.

7.           Dealings by Beneficiaries

The Beneficiaries may, without giving notice to or obtaining the consent of Guarantor, enter into agreements and transactions with Seller, amend or modify agreements with Seller, settle or compromise any of the Obligations, grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, whether full, partial, conditional or otherwise, perfect or fail to perfect any securities, release any undertaking, property or assets charged by any securities to third parties and otherwise deal or fail to deal with Seller and others (including, without limitation, any other guarantors), all as the Beneficiaries may see fit, without prejudice to or in any way discharging or diminishing the liability of Guarantor and no loss of or in respect of any securities received by the Beneficiaries from Seller or any other Persons, whether occasioned through the fault of the Beneficiaries or otherwise, shall in any way discharge or diminish the liability of Guarantor.

8.           Payment

If Seller fails to pay or perform any Obligation when due, Guarantor’s obligation to pay or perform that Obligation shall arise only upon the Beneficiaries' demand (“Demand”) in accordance with this Guaranty.  Subject to the limitations set forth herein, Guarantor shall pay or commence to perform the Obligations set forth in such Demand within five (5) Business Days of its receipt of such Demand. A Demand shall be in writing and shall reasonably specify in what manner and what amount Seller has failed to pay or perform an Obligation and provide an explanation of why such payment or performance of such Obligation is due, with a specific statement that Beneficiaries are calling upon Guarantor to pay or perform such Obligations under this Guaranty. A single written Demand shall be effective as to any specific default during the continuance of such default, until such default has been cured, and additional written demands concerning such default shall not be required until such default is cured.  Each Demand shall be delivered to Guarantor’s address set forth in this Guaranty or at such other address as Guarantor may from time to time designate to the Beneficiaries in writing.

9.           Waivers

Guarantor waives notice of acceptance of this Guaranty and waives diligence, presentment, protest, notice of protest, acceleration or dishonor and all demands whatsoever other than the Demand described in Section 8 of this Guaranty.  Any failure of the Beneficiaries to exercise, any course of dealing with respect to, and any delay by the Beneficiaries (other than a delay that gives rise to a defense under an applicable statute of limitation) in exercising, any right, remedy or power under this Guaranty shall not operate as a waiver of such right, remedy or power.  Any single or partial exercise by either of the Beneficiaries of any right, remedy or power under this Guaranty shall not preclude any other or future exercise of any right, remedy or power.

10.           Limitations

Except to the extent that the Purchase Agreement expressly provides that Seller shall have liability for damages other than direct, actual damages, THE LIABILITY OF GUARANTOR SHALL BE LIMITED TO DIRECT, ACTUAL DAMAGES AND GUARANTOR SHALL NOT BE LIABLE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OR ANY LOST PROFITS, LOST BENEFITS, LOSS OF ENTERPRISE VALUE, DIMINUTION IN VALUE OF ANY BUSINESS, DAMAGE TO REPUTATION OR LOSS TO GOODWILL.

11.           Subrogation Rights

Until an Obligation has been paid in full, Guarantor shall not have any right to be subrogated to any rights of the Beneficiaries with respect to that Obligation.  Upon payment or performance of any of the Obligations, Guarantor shall be subrogated to the rights of the Beneficiaries against Seller with respect to that Obligation, and the Beneficiaries agree to take, at Guarantor’s expense, such steps as Guarantor may reasonably request to implement such subrogation.  If any amount is paid to Guarantor on account of subrogation rights under this Guaranty in violation of this Section 11, such amount shall be held in trust by Guarantor for the benefit of the Beneficiaries and shall be promptly paid to the Beneficiaries to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Purchase Agreement.

12.           Set-off

Guarantor reserves the right to set off any amounts or obligations due by the Beneficiaries to Seller under the Purchase Agreement against any payments or performance of the Obligations due under this Guaranty; provided, the foregoing right of set off shall not apply with respect to any amounts or obligations which are being contested in good faith by the Beneficiaries.  In the event Guarantor sets off amounts owed by it to the Beneficiaries against amounts or obligations owed by the Beneficiaries to Seller, Guarantor shall indemnify and hold the Beneficiaries harmless against any claims by Seller for payment of the set off amounts.

13.           Representations and Warranties

Guarantor represents and warrants to the Beneficiaries that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) the execution, delivery and performance of this Guaranty are within Guarantor’s powers, have been duly authorized by any necessary action and do not violate Guarantor's by-laws, articles of incorporation or any Law, or contractual restriction binding on Guarantor, (c) any governmental and other consents required with respect to the execution, delivery and performance of this Guaranty by Guarantor have been obtained and are in full force and effect and all conditions of any such consents have been complied with, and (d) this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium and other Laws affecting enforcement of creditors rights in general and general principles of equity).

14.           Additional Security

This Guaranty is in addition and without prejudice to any security of any kind (including, without limitation, any other guarantees, whether or not in the same form) held by the Beneficiaries.

15.           Notices

Notices under this Guaranty shall be provided in writing and shall be deemed received if sent to the address or fax number specified below:  (i) on the day received if sent by courier delivery, (ii) on the next Business Day if sent by facsimile transmission when sender has machine confirmation that the notice was transmitted, or (iii) three (3) Business Days after mailing if sent by certified or registered mail.

To Guarantor:

Quicksilver Resources Inc.
777 West Rosedale Street
Fort Worth, Texas  76104
Attn:  Philip Cook
Facsimile:  (817) 665-5004

To the Beneficiaries:

Quicksilver Gas Services LP
Cowtown Pipeline Partners L.P.
777 West Rosedale Street
Fort Worth, Texas  76104
Attn:  Cliff Rupnow
Facsimile:  (817) 665-5008

With a copy to (which shall not itself constitute notice):

Quicksilver Gas Services LP
Cowtown Pipeline Partners L.P.
777 West Rosedale Street
Fort Worth, Texas  76104
Attn:  Regina Himelfarb
Facsimile:  (817) 665-5021

Guarantor and the Beneficiaries may change their respective address for notices by providing notice to the other party or parties, as applicable, in accordance with this Section 15.

16.           Entire Agreement

There are no representations, conditions, agreements or understandings with respect to this Guaranty or affecting the liability of Guarantor or the Beneficiaries other than as set forth or referred to in this Guaranty.  No provision of this Guaranty may be amended or waived except by a written instrument executed by Guarantor and the Beneficiaries.  Notwithstanding anything else herein set forth, this Guaranty constitutes the entire agreement between the Beneficiaries and Guarantor with respect to the subject matter hereof and cancels and supersedes any prior guarantees, agreements and understandings between such parties with respect thereto.

17.           Successors and Assigns

This Guaranty shall inure to the benefit of and be binding upon the respective successors and permitted assigns of Guarantor and the Beneficiaries.  This Guaranty shall not be assigned or otherwise transferred, in whole or in part, without the prior written consent of Guarantor, with respect to an assignment or transfer by either of the Beneficiaries, or the Beneficiaries, with respect to an assignment or transfer by Guarantor.

18.           Governing Law and Attornment

This Guaranty shall be governed by and construed in accordance with the Laws of Texas without regard to principles of conflicts of laws otherwise applicable to such determinations.  Jurisdiction and venue with respect to any action or proceeding arising out of or relating to this Guaranty shall be proper only in Tarrant County, Texas.

19.           No Other Claims Against Guarantor

The Beneficiaries, on behalf of itself and its Affiliates, shall not institute or cause to be instituted any proceeding or bring any other claim arising under, or in connection with, the Purchase Agreement or the transactions contemplated thereby, against Guarantor or their respective Affiliates except for claims against Guarantor (and not against Guarantor’s Affiliates) under this Guaranty.

EXECUTED as of the date first above written.

QUICKSILVER RESOURCES INC.

By:
Name:
Title:

Schedule 1.2(b)

Contracts

In addition to the items described on Schedule 5.13 Outstanding Capital Commitments:

Item #	Date	Parties	Counterparties	Subject Matter
1.	08-21-2009	Cowtown Pipeline L.P.	Denton County Electric Cooperative	Agreement for Provision of Electric Service
2.	08-21-2009	Cowtown Pipeline L.P.	Denton County Electric Cooperative	Transmission Interconnection Requirements Agreement
3.	05-13-2009	Quicksilver Resources Inc.	Williams Scotsman, Inc.	Lease Agreement (modular office building)
4.	05-13-2009	Cowtown Pipeline L.P.	Crosstex North Texas Gathering, L.P.	Facilities Construction Agreement (pipeline interconnection)
5.	05-13-2009	Quicksilver Resources Inc. Cowtown Pipeline L.P.	Crosstex Energy Services, L.P. Crosstex North Texas Gathering, L.P. Crosstex North Texas Pipeline, L.P. Crosstex Gulf Coast Marketing Ltd.	Settlement Agreement
6.	06-16-2009	Cowtown Pipeline L.P.	Energy Transfer Fuel, LP	Facilities Construction Agreement (pipeline interconnection)
7.	01-01-2006	Quicksilver Resources Inc.	Universal Compression, Inc.	Master Compression Services Agreement
8.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #3)
9.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #2)
10.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #4)
11.	06-30-2009	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Pad Unit #5)
12.	06-30-2009	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Pad Unit #6)
13.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #1)
14.	10-01-2009	Cowtown Pipeline L.P.	Devon Energy Production Company	Gas Gathering Agreement
15.	___*	Cowtown Pipeline L.P.	Crosstex	Gas Gathering Agreement
16.	12-01-2009	Cowtown Pipeline L.P.	Quicksilver Resources Inc.	Gas Gathering Agreement
17.	4-01-2009	Cowtown Pipeline L.P.	Eni Petroleum US LLC	Gas Gathering Agreement

*  While the parties to this agreement have agreed upon the terms of this agreement, Crosstex has not yet executed this agreement.

Schedule 1.2(c)

Surface Contracts

Item #	Line No.	Line Name	County	File No	Grantor	Original Grantee	Agmt Dated	File Type	Recorded - Book	Recorded - Page	Document #	Amended Dated	Amendment Recorded
A1.	651-A	ALLIANCE PIPELINE	DENTON	TX1210022.99	M T COLE TRUST NO 2	COWTOWN PIPELINE LP	2/13/2009	DEED			200917582
A2.	651-A	ALLIANCE PIPELINE	DENTON	TX1210032.55	ENTERPRISE TEXAS PIPELINE	COWTOWN PIPELINE LP	9/24/2009	SURF			2009-138526
A3.	651-A	ALLIANCE PIPELINE	TARRANT	TX4390902.55	FORT WORTH RAILROAD SALVAG	COWTOWN PIPELINE LP	3/30/2009	SURF			D209243916
A4.	651-A	ALLIANCE PIPELINE	TARRANT	TX4390906.55	FW FORT WORTH 109 LP	EAGLE MOUNTAIN PIPELINE CO LP	2/4/2005	SURF			D205055739
A5.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01347.55	BNSF RAILWAY CO #04-26236	CHIEF OIL & GAS LLC	2/19/2004	PERMIT			N/A
A6.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01348.55	BNSF RAILWAY CO #04-26238	CHIEF OIL & GAS LLC	2/19/2004	PERMIT			N/A
A7. *	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01349.55	BNSF RAILWAY CO #04-26240	CHIEF OIL & GAS LLC	2/19/2004	PERMIT			N/A
A8.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01361.55	ADL DEVELOPMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215288
A9.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01362.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215308
A10.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01370.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215319
A11.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01371.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215320
A12. *	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01373.55	AIL INVESTMENT LP ET AL	EAGLE MOUNTAIN PIPELINE CO LP	7/1/2005	PLROW			D205357288	Effective 7/1/2005	D208215295
A13.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01393.55	SONE K SANGCHAN ET UX	EAGLE MOUNTAIN PIPELINE CO LP	3/30/2005	PLROW			D206161681
A14.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01433.55	METROPORT CITIES FELLOWSHI	EAGLE MOUNTAIN PIPELINE CO LP	1/12/2006	PLROW			D206061771
A15.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01437.55	KATY ROAD 29 AC LTD	EAGLE MOUNTAIN PIPELINE CO LP	4/29/2005	PLROW			D206119319
A16.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01453.55	TXDOT 220-HPG-10-05	EAGLE MOUNTAIN PIPELINE CO LP	1/7/2005	PERMIT			N/A
A17.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01471.55	FW FORT WORTH 109 LP	EAGLE MOUNTAIN PIPELINE CO LP	2/4/2005	PLROW			D205055740
A18.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01472.55	FW FORT WORTH 109 LP	EAGLE MOUNTAIN PIPELINE CO LP	2/4/2005	PLROW			D205055741
A19.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01571.55	DC METZGER PROPERTIES LTD	COWTOWN PIPELINE LP	10/23/2009	PLROW			2009-138522
A20.	AL100	ALLIANCE 20" NORTH PIPELINE A	DENTON	TXPL01491.55	BNSF RAILWAY CO #09-37662	COWTOWN PIPELINE LP	3/26/2009	PERMIT			N/A
A21.	AL100A1	ALLIANCE DELIVERY POINT	TARRANT	TX4390887.55	TRIPLE T FARMS LTD	COWTOWN PIPELINE LP	2/13/2009	SURF			D209188718
A22. **	AL102	ALLIANCE 20" NORTH PIPELINE C	DENTON	TXPL01404.55	MT COLE TRUST NO 2 & 3	CHIEF RESOURCES ALLIANCE PIPELINE LLC	3/26/2008	PLROW			2008-36679	2/9/2009	2009-14364
A23. **	AL102	ALLIANCE 20" NORTH PIPELINE C	DENTON	TXPL01404.55	MT COLE TRUST NO 2 & 3							Effective 2/9/09	2009-117217
A24.	AL102	ALLIANCE 20" NORTH PIPELINE C	DENTON	TXPL01492.55	BNSF RAILWAY CO #09-37663	COWTOWN PIPELINE LP	3/26/2009	PERMIT			N/A
A25. **	AL104	ALLIANCE 20" EAST LINE	DENTON	TXPL01419.55	M T COLE TRUST NO 2 & 3	COWTOWN PIPELINE LP	2/9/2009	PLROW			2009-14365	Effective 2/9/09	2009-117218
A26.	AL104	ALLIANCE 20" EAST LINE	DENTON	TXPL01429.55	CALVIN B PETERSON ET AL	CHIEF RESOURCES ALLIANCE PIPELINE LLC	10/31/2007	PLROW			2007135653		2009-109627
A27.	AL104	ALLIANCE 20" EAST LINE	DENTON	TXPL01464.55	DC METZGER PROPERTIES LTD	CHIEF RESOURCES ALLIANCE PIPELINE LLC	12/7/2007	PLROW			2008-55274
A28.	AL104	ALLIANCE 20" EAST LINE	DENTON	TXPL01493.55	BNSF RAILWAY CO #09-37759	COWTOWN PIPELINE LP	3/25/2009	PERMIT			N/A
A29.	AL104	ALLIANCE 20" EAST LINE	DENTON	TXPL01509.55	TXDOT FM 156 20090325057	COWTOWN PIPELINE LP	3/17/2009	PERMIT			N/A
A30.	AL105D	ALLIANCE 12" GOLDEN ARBROOK	TARRANT	TXPL01396.55	CITY OF FORT WORTH	CHIEF RESOURCES ALLIANCE PIPELINE LLC	3/20/2006	PLROW			33346
A31.	AL105D	ALLIANCE 12" GOLDEN ARBROOK	TARRANT	TXPL01430.55	SYNERGY INDUSTRIAL PARK LT	CHIEF OIL & GAS LLC	10/20/2004	PLROW			D205055742
A32.	AL105D	ALLIANCE 12" GOLDEN ARBROOK	TARRANT	TXPL01467.55	TRANSCONTINENTAL REALTY IN	EAGLE MOUNTAIN PIPELINE CO LP	2/23/2006	PLROW			06-38728-3
A33.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01432.55	METROPORT CITIES FELLOWSHI	EAGLE MOUNTAIN PIPELINE CO LP	1/12/2006	PLROW			D206061770
A34.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01459.55	TARRANT COUNTY 06-26	EAGLE MOUNTAIN PIPELINE CO LP	3/6/2006	PERMIT			N/A
A35.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01468.55	TRANSCONTINENTAL REALTY IN	EAGLE MOUNTAIN PIPELINE CO LP	2/21/2006	PLROW			06-38718-2
A36.	ALEL100A1	ALLIANCE DELIVERY POINT ELECTRIC LINE	TARRANT	TX4390900.55	BNSF RAILWAY CO #09-37863	COWTOWN PIPELINE LP	4/14/2009	PERMIT			N/A
A37. **	ALGL101	ALLIANCE 8" NORTH GAS LIFT B	DENTON	TXPL01508.55	TXDOT FM 156 20090326061	COWTOWN PIPELINE LP	3/27/2009	PERMIT			N/A
A38.	ALGL101A	ALLIANCE COMMERCE LOOP	DENTON	TXPL01403.55	JAY C MCLENNAN	CHIEF RESOURCES ALLIANCE PIPELINE LLC	12/31/2007	PLROW			2008-8913
A39.	ALGL101A	ALLIANCE COMMERCE LOOP	DENTON	TXPL01405.55	JEANNE SHELTON	CHIEF RESOURCES ALLIANCE PIPELINE LLC	12/18/2007	PLROW			2007-14660
A40.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01603.55	COWTOWN PIPELINE LP	COWTOWN PIPELINE LP	9/2/2009	PLROW			2009-138521

* Insofar as, and only insofar as, the item covers tracts depicted in green on Schedule 1.2(e) Pipelines.

** Insofar as, and only insofar as, the item covers a 20” natural gas gathering pipeline located within boundaries of the easement or permit.

Item #	Date	Parties	Counterparties	Subject Matter
B1.	07-31-2009	Cowtown Pipeline L.P.	Texas Commission on Environmental Quality	Form PI-7-CERT Certification and Registration of Permits by Rule
B2.	02-09-2009	Quicksilver Resources Inc.	Denton County	Application for Development Permit (Denton County Flood Prevention Ordinance)
B3.		Chief Resources Alliance Pipeline LLC	City of Haslet, Texas	Specific Use Permit #P01270404
B4.		Chief Resources Alliance Pipeline LLC	City of Haslet, Texas	Specific Use Permit #PO6140405
B5.		Cowtown Pipeline L.P.	City of Haslet, Texas	Specific Use Permit #S0101-06
B6.		Cowtown Pipeline L.P.	City of Haslet, Texas	Specific Use Permit #S0101-06
B7.		Cowtown Pipeline L.P.	City of Haslet, Texas	Specific Use Permit #S1201-06-A1
B8.	08-04-2009	Cowtown Pipeline L.P.	Railroad Commission of Texas	Permit to Operate Pipeline

# Schedule 1.2(e) Pipelines

ALLIANCE COMPRESSION & TREATING FACILITY
Texas Motor Speedway
Fort Worth Alliance
DENTON COUNTY
TARRANT COUNTY
Alliance Commerce A
Alliance Commerce B
Alliance TCN
Alliance Gateway Unit
Alliance Tech Center 1H
Alliance Hugg Unit
Alliance Tech Center 2H
Alliance Gateway
Alliance-Graphics
Alliance TCS
Crowley 1
Kendall-Stephens 1
Albright
Alliance Cartwright "A"
Alliance CWN
Alliance Airport
Crowley 2
Kendall-Stephens 3
Acrey 1
Alliance-Crossing "B"
Wiggins 1
Wiggins 2
Alliance Freeway Unit
Alliance-Crossing "A"
Brewer 1
Solid 1
Lost Spurs
Alliance Saratoga B
Alliance GWS Unit
Alliance Cartwright Unit
Alliance Saratoga A
Alliance Cozart
Florin
Alliance D
Alliance E
Alliance N (Hollingsworth S)
Alliance
Alliance M
Alliance C
Alliance L
Alliance F
ALLIANCE ALPHA BETA CROSSING H
Alliance Haslet Unit
Alliance A
ALLIANCE ALPHA BETA CROSSING G
ALLIANCE ALPHA BETA CROSSING J
Alliance-Keller (East)
Alliance-Keller (West)
Legend
LEASE
PURCHASE
Facility
Well Pad
streetscarto
County
0
0.5
1
2
Miles
QUICKSILVER
GAS SERVICES LP
ALLIANCE SYSTEM
KGS PURCHASE & LEASE

Schedule 1.3(e)

Excluded Items

None.

Schedule 1.3(j)

Excluded Rights-of-Way

Item #	Line No.	Line Name	County	File No	Grantor	Original Grantee	Agmt Dated	File Type	recorded_book	recorded_page	recorded_entry	Amended Dated	Amendment Recorded
1. *	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01349.55	BNSF RAILWAY CO #04-26240	CHIEF OIL & GAS LLC	2/19/2004	PERMIT			N/A
2.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01352.55	ADL DEVELOPMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/30/2008	PLROW			D208252656
3.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01364.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D200861967
4. *	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01373.55	AIL INVESTMENT LP ET AL	EAGLE MOUNTAIN PIPELINE CO LP	7/1/2005	PLROW			D205357288	Effective 7/1/2005	D208215295
5.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01353.55	ADL DEVELOPMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/30/2008	PLROW			D208252659
6.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01354.55	ADL DEVELOPMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/30/2008	PLROW			D208252658
7.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01355.55	ADL DEVELOPMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/30/2008	PLROW			D208252657
8.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01356.55	ADL DEVELOPMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/30/2008	PLROW			D208252655
9.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01357.55	ADL DEVELOPMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215305
10.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01358.55	ADL DEVELOPMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215290
11.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01359.55	ADL DEVELOPMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215291
12.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01360.55	ADL DEVELOPMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215316
13.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01363.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215307
14.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01367.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215289
15.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01368.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215309
16.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01369.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215297
17.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01372.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215311
18.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01375.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215317
19.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01377.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215296
20.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01382.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215298
21.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01383.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215314
22.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01384.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215310
23.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01385.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215315
24.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01386.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215313
25.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01388.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215300
26.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01389.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215292
27.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01390.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215301
28.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01394.55	TXU ELECTRIC DELIVERY CO	EAGLE MOUNTAIN PIPELINE CO LP	10/28/2005	PLROW			2006-52082
29.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01395.55	TXU ELECTRIC DELIVERY CO	EAGLE MOUNTAIN PIPELINE CO LP	10/28/2005	PLROW			2006-52083
30.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01407.55	ALLIANCE CENTER WEST ASSOC	EAGLE MOUNTAIN PIPELINE CO LP	7/1/2005	PLROW			D205357286
31.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01420.55	EMAD A ELGOHAIL	EAGLE OIL & GAS CO	5/21/2003	PLROW	5343	2143	83570
32.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01421.55	CARL BRASWELL ET UX	EAGLE MOUNTAIN PIPELINE CO LP	6/2/2005	PLROW			2006-47568
33.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01422.55	CLYDE E WALL ET UX	EAGLE MOUNTAIN PIPELINE CO LP	6/15/2005	PLROW			2006-47570
34.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01424.55	DARIN WINGER ET UX	EAGLE MOUNTAIN PIPELINE CO LP	6/15/2005	PLROW			2006-47572
35.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01425.55	RUSSELL E HALL ET UX	EAGLE MOUNTAIN PIPELINE CO LP	1/24/2006	PLROW			2006-9335
36.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01426.55	RANDY DAY ET UX	EAGLE MOUNTAIN PIPELINE CO LP	2/24/2006	PLROW			2006-27642
37.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01427.55	GRANT T DOSTERT ET UX	EAGLE MOUNTAIN PIPELINE CO LP	1/31/2006	PLROW			2006-13446
38.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01431.55	KELLY DACRE ET AL	EAGLE MOUNTAIN PIPELINE CO LP	8/27/2005	PLROW			2008-50467
39.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01434.55	FREDERIK FLOREN TRUSTEE	EAGLE MOUNTAIN PIPELINE CO LP	4/1/2005	PLROW			D206161683
40.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01435.55	MARK J DAVIS ET UX	CHIEF OIL & GAS LLC	12/14/2004	PLROW			D205055743
41.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01444.55	INTEL CORPORATION	CHIEF RESOURCES ALLIANCE PIPELINE LLC	12/6/2007	PLROW			2008-8914
42.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01447.55	AIL INVESTMENT LP	EAGLE MOUNTAIN PIPELINE CO LP	1/1/2006	PLROW			2006-56358
43.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01449.55	TXDOT 220-HPG-8-05	EAGLE MOUNTAIN PIPELINE CO LP	1/7/2005	PERMIT			N/A
44.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01450.55	TXDOT 220-HPG-244-05	EAGLE MOUNTAIN PIPELINE CO LP	4/27/2005	PERMIT			N/A
45.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01451.55	TXDOT 220-G-279-04	EAGLE MOUNTAIN PIPELINE CO LP	9/23/2004	PERMIT			N/A
46.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01452.55	TXDOT 220-G-311-04	EAGLE MOUNTAIN PIPELINE CO LP	10/11/2004	PERMIT			N/A
47.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01461.55	DENTON COUNTY DEPT OF PUBL	EAGLE MOUNTAIN PIPELINE CO LP	7/11/2005	PERMIT			N/A
48.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01462.55	DENTON COUNTY DEPT OF PUBL	EAGLE MOUNTAIN PIPELINE CO LP	7/11/2006	PERMIT			N/A
49.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01463.55	DENTON COUNTY DEPT OF PUBL	EAGLE MOUNTAIN PIPELINE CO LP	7/11/2005	PERMIT			N/A
50.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01469.55	ETHEL ROBERTA FANNING ET A	EAGLE MOUNTAIN PIPELINE CO LP	6/17/2005	SURF			D206136009
51.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01473.55	DOROTHY GEBERT	SOUTHWESTERN GAS PIPELINE INC	2/28/2002	PLROW	5111	3131	77442
52.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01474.55	SUSAN HORD ACREY ET VIR	STAR OF TEXAS ENERGY SERVICES INC	10/13/2005	PLROW			D205306818
53.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01475.55	DORIS S ERICKSON	STAR OF TEXAS ENERGY SERVICES INC	1/17/2003	PLROW			D203078038
54.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01476.55	GLEN HYDE ET AL	CANTERA GAS GATHERING INC	5/13/2002	SURF	5086	3219	61548
55.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01477.55	PHILLIP K SOTEL 2000 TRUST	STAR OF TEXAS ENERGY SERVICES INC	11/10/2003	PLROW			D203463901
56.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01478.55	PHILLIP K SOTEL 2000 TRUST	STAR OF TEXAS ENERGY SERVICES INC	11/11/2003	PLROW			D203463902
57.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01480.55	CITY OF FORT WORTH	CHIEF OIL & GAS LLC	6/16/2004	PLROW			30085
58.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01482.55	UNION PACIFIC RAILROAD CO	EAGLE MOUNTAIN PIPELINE CO LP	5/6/2005	PERMIT			236676
59.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01485.55	ONCOR ELECTRIC DELIVERY CO	CHIEF RESOURCES ALLIANCE PIPELINE LLC	2/11/2008	PERMIT			N/A
60.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01500.55	BNSF RAILWAY CO #08-35503	CHIEF RESOURCES ALLIANCE PIPELINE LLC	4/3/2008	PERMIT			N/A
61.	651-A	ALLIANCE PIPELINE	DENTON	TXPL01554.55	BNSF RAILWAY CO #08-37356	COWTOWN PIPELINE PTRS LP	9/9/2009	PERMIT			N/A
62.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01577.55	JAMES RUSSELL EGESTON MD	SOUTHWESTERN GAS PIPELINE INC	3/12/2007	PLROW			D207107551
63.	AL103	ALLIANCE 20" WEST LINE	TARRANT	TXPL01562.55	CITY OF FORT WORTH	COWTOWN PIPELINE LP	9/9/2009	PLROW			39098
64.	AL104	ALLIANCE 20" EAST LINE	TARRANT	TXPL01376.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215318
65.	AL104A1	ALLIANCE 8" COMMERCE A PAD TO COMMERCE B	DENTON	TXPL01374.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215302
66.	AL104A2	ALLIANCE COMMERCE LOOP - TECH CENTER 8"	DENTON	TXPL01379.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215293
67.	AL104A2	ALLIANCE COMMERCE LOOP - TECH CENTER 8"	TARRANT	TXPL01479.55	CITY OF FORT WORTH	CHIEF OIL & GAS LLC	4/24/2006	PERMIT			33445
68.	AL104A2B	ALLIANCE 8" LAT TECH CTR S TO GRAPHIC	DENTON	TXPL01365.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			2009-23358
69.	AL104A2B	ALLIANCE 8" LAT TECH CTR S TO GRAPHIC	DENTON	TXPL01366.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			2009-23357
70.	AL104A2B	ALLIANCE 8" LAT TECH CTR S TO GRAPHIC	TARRANT	TXPL01378.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215303
71.	AL104A2B	ALLIANCE 8" LAT TECH CTR S TO GRAPHIC	TARRANT	TXPL01380.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215312
72.	AL104A2B	ALLIANCE 8" LAT TECH CTR S TO GRAPHIC	TARRANT	TXPL01381.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215294
73.	AL104A2B	ALLIANCE 8" LAT TECH CTR S TO GRAPHIC	DENTON	TXPL01387.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			2009-23366
74.	AL104A2B	ALLIANCE 8" LAT TECH CTR S TO GRAPHIC	DENTON	TXPL01455.55	DENTON COUNTY DEPT OF PUBL	EAGLE MOUNTAIN PIPELINE CO LP	4/28/2006	PERMIT			N/A
75.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01406.55	DONALD G MOORE ET UX	EAGLE MOUNTAIN PIPELINE CO LP	11/30/2005	PLROW			D205379417
76.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01428.55	BAPTIST MISSIONARY ASSOC	EAGLE MOUNTAIN PIPELINE CO LP	10/14/2005	PLROW			D206061773
77.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01436.55	ONE PRAIRIE MEADOWS LTD	EAGLE MOUNTAIN PIPELINE CO LP	1/12/2006	PLROW			D206061769
78.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01438.55	GORDON NEIL WHITE ET UX	EAGLE MOUNTAIN PIPELINE CO LP	8/10/2005	PLROW			D206119318
79.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01439.55	MICHAEL K DOTSON ET UX	EAGLE MOUNTAIN PIPELINE CO LP	1/5/2006	PLROW			D206017089
80.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01440.55	MARTIN LYNN GOWINS	EAGLE MOUNTAIN PIPELINE CO LP	3/13/2006	PLROW			D206080938
81.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01441.55	JAMES E FORMAN ET UX	EAGLE MOUNTAIN PIPELINE CO LP	8/14/2005	PLROW			D205379416
82.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01442.55	MARTY M MELVIN ET UX	EAGLE MOUNTAIN PIPELINE CO LP	8/4/2005	PLROW			D205379418
83.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01445.55	ONE WOODLAND SPRINGS	EAGLE MOUNTAIN PIPELINE CO LP	1/12/2006	PLROW			D206061768
84.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01446.55	ONE WOODLAND SPRINGS	EAGLE MOUNTAIN PIPELINE CO LP	1/12/2006	PLROW			D206061767
85.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01456.55	TARRANT COUNTY 06-30	EAGLE MOUNTAIN PIPELINE CO LP	3/10/2006	PERMIT			N/A
86.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01457.55	TARRANT COUNTY 06-09	EAGLE MOUNTAIN PIPELINE CO LP	1/23/2006	PERMIT			N/A
87.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01458.55	TARRANT COUNTY 06-10	EAGLE MOUNTAIN PIPELINE CO LP	1/23/2006	PERMIT			N/A
88.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01465.55	GREG ALUMBAUGH ET UX	EAGLE MOUNTAIN PIPELINE CO LP	4/18/2006	PLROW			05-37274-1
89.	AL105D2	ALLIANCE HINTON MELVIN LATERAL	TARRANT	TXPL01466.55	DARRYL KAZEN ET UX	EAGLE MOUNTAIN PIPELINE CO LP	4/18/2006	PLROW			06-38618-1
90.	651-A	ALLIANCE PIPELINE	TARRANT	TX4390901.55	MARTY M MELVIN ET UX	CHIEF RESOURCES ALLIANCE PIPELINE LLC	8/4/2005	SURF			D205379419
91.	AL104A2B	ALLIANCE 8" LAT TECH CTR S TO GRAPHIC	TARRANT	TXPL01448.55	ADL DEVELOPMENT LP	EAGLE MOUNTAIN PIPELINE CO LP	7/1/2005	PLROW			D205357287	12/20/2007	D208026060

* Insofar as, and only insofar as, the item covers tracts depicted in orange on Schedule 1.2(e) Pipelines.

Schedule 5.5

Seller’s Conflicts

None.

Schedule 5.7

Litigation

Dispute with Exterran Energy Solutions, L.P. with respect to the following compression services agreements:

1.
Schedule ‘A” to Master Compression Services Agreement dated September 10, 2008 by and between Quicksilver Resources Inc. and Exterran Energy Solutions, L.P. covering compression services for Alliance Gathering Station Unit #1

2.
Schedule ‘A” to Master Compression Services Agreement dated September 10, 2008 by and between Quicksilver Resources Inc. and Exterran Energy Solutions, L.P. covering compression services for Alliance Gathering Station Unit #2

3.
Schedule ‘A” to Master Compression Services Agreement dated September 10, 2008 by and between Quicksilver Resources Inc. and Exterran Energy Solutions, L.P. covering compression services for Alliance Gathering Station Unit #3

4.
Schedule ‘A” to Master Compression Services Agreement dated September 10, 2008 by and between Quicksilver Resources Inc. and Exterran Energy Solutions, L.P. covering compression services for Alliance Gathering Station Unit #3

Schedule 5.8

Taxes and Assessments

None.

Schedule 5.9

Compliance with Laws

Reference is made to the items listed in Schedule 5.11 Governmental Authorizations and Schedule 5.20 Environmental.

Schedule 5.10(a)

Material Contracts

Item #	Date	Parties	Counterparties	Subject Matter
1.	10-01-2009	Cowtown Pipeline L.P.	Devon Energy Production Company	Gas Gathering Agreement
2.	___*	Cowtown Pipeline L.P.	Crosstex	Gas Gathering Agreement
3.	12-01-2009	Cowtown Pipeline L.P.	Quicksilver Resources Inc.	Gas Gathering Agreement
4.	08-21-2009	Cowtown Pipeline L.P.	Denton County Electric Cooperative	Agreement for Provision of Electric Service
5.	08-21-2009	Cowtown Pipeline L.P.	Denton County Electric Cooperative	Transmission Interconnection Requirements Agreement
6.	01-01-2006	Quicksilver Resources Inc.	Universal Compression, Inc.	Master Compression Services Agreement
7.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P.	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #3)
8.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P.	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #2)
9.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P.	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #4)
10.	06-30-2009	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P.	Schedule ‘A’ to Master Compression Services Agreement (Alliance Pad Unit #5)
11.	06-30-2009	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P.	Schedule ‘A’ to Master Compression Services Agreement (Alliance Pad Unit #6)
12.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P.	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #1)
13.	04-01-2009	Cowtown Pipeline L.P.	Eni Petroleum US LLC	Gas Gathering Agreement

*  While the parties to this agreement have agreed upon the terms of this agreement, Crosstex has not yet executed this agreement.

Schedule 5.10(b)

Contract Matters

Reference is made to the item described on Schedule 5.7 Litigation.

Schedule 5.11

Governmental Authorizations

Any non-compliance that may result from the failure to comply with any Transfer Requirement referenced in Schedule 5.12 Preference Rights and Transfer Requirements involving a Governmental Body.

Schedule 5.12

Preference Rights and Transfer Requirements

I.	Preference Rights: None

II.	Transfer Requirements:

Item #	Line No.	Line Name	County	File No	Grantor	Original Grantee	Agmt Dated	File Type	Recorded - Book	Recorded - Page	Document #	Amended Dated	Amendment Recorded
A1.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01347.55	BNSF RAILWAY CO #04-26236	CHIEF OIL & GAS LLC	2/19/2004	PERMIT			N/A
A2.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01348.55	BNSF RAILWAY CO #04-26238	CHIEF OIL & GAS LLC	2/19/2004	PERMIT			N/A
A3.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01349.55	BNSF RAILWAY CO #04-26240	CHIEF OIL & GAS LLC	2/19/2004	PERMIT			N/A
A4.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01361.55	ADL DEVELOPMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215288
A5.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01362.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215308
A6.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01370.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215319
A7.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01371.55	AIL INVESTMENT LP	CHIEF RESOURCES ALLIANCE PIPELINE LLC	5/19/2008	PLROW			D208215320
A8.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01373.55	AIL INVESTMENT LP ET AL	EAGLE MOUNTAIN PIPELINE CO LP	7/1/2005	PLROW			D205357288	Effective 7/1/2005	D208215295
A9.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01471.55	FW FORT WORTH 109 LP	EAGLE MOUNTAIN PIPELINE CO LP	2/4/2005	PLROW			D205055740
A10.	651-A	ALLIANCE PIPELINE	TARRANT	TXPL01472.55	FW FORT WORTH 109 LP	EAGLE MOUNTAIN PIPELINE CO LP	2/4/2005	PLROW			D205055741
A11.	AL100	ALLIANCE 20" NORTH PIPELINE A	DENTON	TXPL01491.55	BNSF RAILWAY CO #09-37662	COWTOWN PIPELINE LP	3/26/2009	PERMIT			N/A
A12.	AL102	ALLIANCE 20" NORTH PIPELINE C	DENTON	TXPL01404.55	MT COLE TRUST NO 2 & 3	CHIEF RESOURCES ALLIANCE PIPELINE LLC	3/26/2008	PLROW			2008-36679	2/9/2009	2009-14364
A13.	AL102	ALLIANCE 20" NORTH PIPELINE C	DENTON	TXPL01404.55	MT COLE TRUST NO 2 & 3							Effective 2/9/09	2009-117217
A14.	AL102	ALLIANCE 20" NORTH PIPELINE C	DENTON	TXPL01492.55	BNSF RAILWAY CO #09-37663	COWTOWN PIPELINE LP	3/26/2009	PERMIT			N/A
A15.	AL104	ALLIANCE 20" EAST LINE	DENTON	TXPL01419.55	M T COLE TRUST NO 2 & 3	COWTOWN PIPELINE LP	2/9/2009	PLROW			2009-14365	Effective 2/9/09	2009-117218
A16.	AL104	ALLIANCE 20" EAST LINE	DENTON	TXPL01493.55	BNSF RAILWAY CO #09-37759	COWTOWN PIPELINE LP	3/25/2009	PERMIT			N/A
A17.	AL105D	ALLIANCE 12" GOLDEN ARBROOK	TARRANT	TXPL01396.55	CITY OF FORT WORTH	CHIEF RESOURCES ALLIANCE PIPELINE LLC	3/20/2006	PLROW			33346
A18.	ALEL100A1	ALLIANCE DELIVERY POINT ELECTRIC LINE	TARRANT	TX4390900.55	BNSF RAILWAY CO #09-37863	COWTOWN PIPELINE LP	4/14/2009	PERMIT			N/A
A19.	ALGL101A	ALLIANCE COMMERCE LOOP	DENTON	TXPL01405.55	JEANNE SHELTON	CHIEF RESOURCES ALLIANCE PIPELINE LLC	12/18/2007	PLROW			2007-14660

Item #	Date	Parties	Counterparties	Subject Matter
B1.	01-01-2006	Quicksilver Resources Inc.	Universal Compression, Inc.	Master Compression Services Agreement
B2.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #3)
B3.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #2)
B4.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #4)
B5.	06-30-2009	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Pad Unit #5)
B6.	06-30-2009	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Pad Unit #6)
B7.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #1)
B8.	09-10-2008	Quicksilver Resources Inc.	Exterran Energy Solutions, L.P..	Schedule ‘A’ to Master Compression Services Agreement (Alliance Gathering Station Unit #3)
B9.	05-13-2009	Quicksilver Resources Inc.	Williams Scotsman, Inc.	Lease Agreement (modular office building)

Schedule 5.13

Outstanding Capital Commitments

Order #	Requisitioner	Rev #	Dept	Order Date	Description	Required Date	Quantity	Effective Date	Unit Price	Buyer	Line Total	Vendor	Status	Order Currency	Base Total	Total Paid	Balance

09-0327	HBROWNE	1	MIDSTREAM	06-03-2009	Siemens	09-04-2009	2		300000.00	CCARMAN	600000.00	SIEMENS	Awarded	$600,000.00	$ 687,352.25	$ 259,373.00	$ 427,979.25
													Base Total :
09-0475	DKOBLINSKI	0	MIDSTREAM	11/6/2009	20 X .375" LP	1/18/2010	57000		$ 43.99	HHUDLER	2507430	AMERICAN STEEL PIPE	Awarded	$2,507,430.00	$ 2,507,430.00	$ -	$ 2,507,430.00
09-0475	DKOBLINSKI	0	MIDSTREAM	11/6/2009	20 x .500" LP	1/18/2010	15000		$ 65.18	HHUDLER	977700	AMERICAN STEEL PIPE	Awarded	$977,700.00	$ 977,700.00	$ -	$ 977,700.00
													Base Total :
09-0397	HBROWNE	0	MIDSTREAM	08-18-2009	Cuttler	09-01-2009	1	08-18-2009	292500.00	HHUDLER	292500.00	ELLIOTT	Awarded	$292,500.00	$ 307,304.00		$ 307,304.00
													Base Total :
09-0405	HMARSHALL	0	MIDSTREAM	08-26-2009	Enerflex	12-31-2009	4	08-26-2009	1821128.00	HHUDLER	7284512.00	ENERFLEX	Awarded	$7,284,512.00	$ 7,284,512.00	$ 728,451.20	$ 6,556,060.80
													Base Total :
09-0466	HMARSHALL	1	MIDSTREAM	10-30-2009	New Natco	02-08-2010	1		744994.00	HHUDLER	744994.00	NATCO	Awarded	$744,994.00	$ 744,994.00	$ -	$ 744,994.00
													Base Total :
09-0474	HMARSHALL	0	MIDSTREAM	11-05-2009	460 gpm	01-28-2010	1	11-05-2009	4483423.00	HHUDLER	4483423.00	SOUTHTEX	Awarded	$4,483,423.00	$ 4,855,780.00	$ 1,699,523.00	$ 3,156,257.00

09-0496	HMARSHALL	0	MIDSTREAM	11-20-2009	Virginia	03-05-2010	1	11-20-2009	221750.00	HHUDLER	221750.00	VIRGINIA	Awarded	$221,750.00	$ 436,750.00	$ -	$ 436,750.00
	HMARSHALL				Virginia		1		215000.00		215000.00		Awarded	$215,000.00

Schedule 5.20

Environmental Matters

Concrete piers to support electrical conduit have been constructed at the Facility.  These piers were constructed prior to obtaining an amendment to a Denton County Development Permit.  An amendment is currently being sought.

Schedule 5.21(b)

Title Matters

1.
Pursuant to a verbal agreement with representatives of ADL Development, L.P., AIL Investment, L.P. and Alliance Center-West Association, Seller has installed a 20” gas gathering pipeline and a 6” saltwater transportation pipeline on land owned by those entities west of Farm Road 156 in Tarrant County and Denton County, Texas.  The lines have been installed at or near an existing 12” gas gathering pipeline for which Seller has an existing easement.

2.	The following pipelines are currently in use by Seller although a written agreement permitting such use has not been located:

a.	Alliance 8-inch Pipeline Near Haslet, Texas:
Consisting of approximately 700 feet of the Alliance 8-inch (8”) pipeline situated in the MEP & PRR Co. Survey, A-1132, and the C. Boyd Survey, A-225, Haslet, Tarrant County, Texas, and being all that portion of said 8-inch pipeline located west of BNSF Railroad and North and South of FM 718 (Avondale Haslet Road).   Approximately 200 feet of said 8-inch pipeline being located north of FM 718 and west of BNSF Railroad and on lands that appear to be owned by Tax Parcel Landowner Hall-Nance Ranch Ltd., and approximately 500 feet of said 8-inch pipeline being located south of FM 718 and west of BNSF Railroad and on lands that appear to be owned by Tax Parcel Landowner Triple T Farms Ltd.

b.	Alliance G to J 10-inch Pipeline Near Haslet, Texas:

Consisting of approximately 950 feet of the Alliance G to J 10-inch (10”) pipeline situated in the B. Lavois Survey, A-991, Haslet, Tarrant County, Texas, and being all that portion of said 950 feet of 10-inch pipeline located immediately south of and adjacent to Westport Parkway and west of and adjacent to Harmon Road.  The approximate most northern 300 feet of said 950 feet of 10-inch pipeline being located on lands that appear to be owned by Tax Parcel Landowner City of Fort Worth, and the approximate southerly 650 feet of said 950 feet of 10-inch pipeline being located on lands that appear to be owned by Tax Parcel Landowner RWJ Realty LLC.

AND:

Consisting of approximately 2300 feet of the Alliance G to J 10-inch (10”) pipeline situated in the WM Scott Survey, A-1957, Haslet, Tarrant County, Texas, and being all that portion of the most southwesterly approximately 2300 feet of said Alliance G to J 10-inch pipeline.   The approximate 2300 feet of said 10-inch pipeline being located on lands that appear to be owned by Tax Parcel Landowner Fort Worth Railroad Salvage, Inc.

c.	Alliance 10-inch Golden Arbrook Pipeline:

Consisting of approximately 4000 feet of the 10-inch Golden Arbrook Pipeline situated in the H. Davidson Survey, A-437, the J. Eastman Survey, A-901, the I&GNRR Survey, A-827, and the W. McCowen Survey, A-999, Tarrant County, Texas, and being all that portion of said 10-inch pipeline located north of Keller Hicks Road and south of the AIL Investment, L.P. property that the Alliance Cozart Well Pad is located on. The approximate most northern 3100 feet of said 4000 feet of 10-inch pipeline being located on lands that appear to be owned by Tax Parcel Landowner State of Texas For The Benefit Of The Permanent School Fund, and the approximate southern 900 feet of said 4000 feet of 10-inch pipeline being located on lands that appear to be owned by Tax Parcel Landowner Transcontinental Realty Investments.

Schedule 6.4(b)

Purchasers’ Conflicts

None.

Schedule 7.6

Operation of Business

Operations related to those items listed on Schedule 5.13 Outstanding Capital Commitments.